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                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          dated as of February 10, 2003

                                      among

                         CARMAX AUTO SUPERSTORES, INC.,
                                   as Borrower

                                  CARMAX, INC.,
                                  as Guarantor

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC,
                                    as Agent

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                                TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS................................................................................1

         1.1      Definitions....................................................................................1

         1.2      Other Interpretive Provisions.................................................................16

SECTION 2.            COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES; DRAFTING AGREEMENTS AND DRAFTS..........17

         2.1      Commitments...................................................................................17

                  2.1.1    Revolving Loan Commitment............................................................17

                  2.1.2    Term Loan Commitment.................................................................17

                  2.1.3    Swing Line Loans.....................................................................18

         2.2      Loan Procedures...............................................................................18

         2.3      Title Documents...............................................................................19

         2.4      Issuance of Drafting Agreements...............................................................19

         2.5      Conditions to Issuance; Termination of Drafting Agreements prior to Termination Date..........19

         2.6      Notice of Issuance of or Entering into Drafting Agreements....................................20

         2.7      Draft Procedures..............................................................................20

                  2.7.1    Generally............................................................................20

                  2.7.2    Participations in Drafting Agreements and Drafts; Funding............................21

                  2.7.3    Obligations Absolute.................................................................22

                  2.7.4    Participation Obligations Unconditional..............................................23

                  2.7.5    Repayment of Participations..........................................................23

         2.8      Swing Line Loan Procedures....................................................................24

                  2.8.1    Generally............................................................................24

                  2.8.2    Refunding of, or Funding of Participations in, Swing Line Loans......................24

                  2.8.3    Repayment of Participations..........................................................24

                  2.8.4    Participation Obligations Unconditional..............................................25

         2.9      Fronting Lender Advances......................................................................25

         2.10     Commitments Several...........................................................................25

         2.11     Certain Conditions............................................................................25

         2.12     Extension of Termination Date.................................................................25
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SECTION 3.            NOTES EVIDENCING LOANS....................................................................26

         3.1      Notes.........................................................................................26

         3.2      Recordkeeping.................................................................................26

SECTION 4.            INTEREST..................................................................................26

         4.1      Interest Rate.................................................................................26

         4.2      Interest Payment Dates........................................................................26

         4.3      Computation of Interest.......................................................................26

SECTION 5.            FEES......................................................................................26

         5.1      Agent's Fee...................................................................................26

         5.2      Computation of Fees...........................................................................26

SECTION 6.            REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS..................27

         6.1      Voluntary Reduction or Termination of Revolving Commitment Amount.............................27

         6.2      Voluntary Prepayments.........................................................................27

         6.3      Mandatory Prepayments.........................................................................27

SECTION 7.            MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES...........................................28

         7.1      Making of Payments............................................................................28

         7.2      Application of Certain Payments...............................................................28

         7.3      Due Date Extension............................................................................28

         7.4      Setoff........................................................................................28

         7.5      Proration of Payments.........................................................................29

         7.6      Taxes.........................................................................................29

SECTION 8.            WARRANTIES................................................................................30

         8.1      Organization..................................................................................30

         8.2      Authorization; No Conflict....................................................................30

         8.3      Validity and Binding Nature...................................................................31

         8.4      Financial Condition...........................................................................31

         8.5      No Material Adverse Change....................................................................31

         8.6      Litigation and Contingent Liabilities.........................................................31

         8.7      Ownership of Properties; Liens................................................................31
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         8.8      Subsidiaries..................................................................................31

         8.9      Pension Plans.................................................................................31

         8.10     Investment Company Act........................................................................32

         8.11     Public Utility Holding Company Act............................................................32

         8.12     Regulation U..................................................................................32

         8.13     Taxes.........................................................................................32

         8.14     Solvency, etc.................................................................................32

         8.15     Environmental Matters.........................................................................33

         8.16     Insurance.....................................................................................34

         8.17     Information...................................................................................34

         8.18     Intellectual Property.........................................................................34

         8.19     Burdensome Obligations........................................................................34

         8.20     Labor Matters.................................................................................34

         8.21     No Default....................................................................................34

         8.22     Engaged in Motor Vehicle Sales................................................................35

         8.23     Dealer Franchise Agreements; Material Business Relationships..................................35

SECTION 9.            COVENANTS.................................................................................35

         9.1      Reports, Certificates and Other Information...................................................35

                  9.1.1    Annual Report........................................................................36

                  9.1.2    Interim Reports......................................................................36

                  9.1.3    Compliance Certificates..............................................................36

                  9.1.4    Reports to the SEC and to Shareholders...............................................37

                  9.1.5    Notice of Default, Litigation and ERISA Matters......................................37

                  9.1.6    Borrowing Base Certificates..........................................................38

                  9.1.7    Management Reports...................................................................38

                  9.1.8    Subordinated Debt Notices............................................................38

                  9.1.9    Manufacturer/Dealer Statements.......................................................38

                  9.1.10   Inventory Detail Report..............................................................38

                  9.1.11   Dealer Franchise Agreements..........................................................38

                  9.1.12   Other Information....................................................................38
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         9.2      Books, Records and Inspections................................................................38

         9.3      Maintenance of Property; Insurance............................................................39

         9.4      Compliance with Laws; Payment of Taxes and Liabilities........................................40

         9.5      Maintenance of Existence, etc.................................................................40

         9.6      Financial Covenants...........................................................................40

                  9.6.1    Current Ratio........................................................................40

                  9.6.2    Ratio of Total Liabilities to Consolidated Tangible Net Worth........................40

                  9.6.3    Fixed Charge Coverage Ratio..........................................................40

         9.7      Limitation on Indebtedness....................................................................40

         9.8      Liens.........................................................................................41

         9.9      Restricted Payments...........................................................................41

         9.10     Mergers, Consolidations, Sales; Use of Motor Vehicles as Inventory............................42

         9.11     Modification of Organizational Documents......................................................43

         9.12     Use of Proceeds...............................................................................43

         9.13     Further Assurances............................................................................43

         9.14     Transactions with Affiliates..................................................................44

         9.15     Employee Benefit Plans........................................................................44

         9.16     Environmental Matters.........................................................................44

         9.17     Unconditional Purchase Obligations............................................................45

         9.18     Inconsistent Agreements.......................................................................45

         9.19     Business Activities...........................................................................45

         9.20     Investments...................................................................................45

         9.21     Restriction of Amendments to Certain Documents................................................46

         9.22     Fiscal Year...................................................................................46

         9.23     Landlord Agreements...........................................................................47

         9.24     Excess Collections............................................................................47

SECTION 10.           EFFECTIVENESS; CONDITIONS OF LENDING, ETC.................................................47

         10.1     Amendment Effective Date......................................................................47

                  10.1.1    Resolutions.........................................................................47

                  10.1.2    Consents, etc.......................................................................47
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                  10.1.3    Incumbency and Signature Certificates...............................................47

                  10.1.4    Guaranty............................................................................48

                  10.1.5    Confirmation of Guaranty............................................................48

                  10.1.6    Security Agreement..................................................................48

                  10.1.7    Control Agreement...................................................................48

                  10.1.8    Opinion of Counsel..................................................................48

                  10.1.9    Payment of Fees.....................................................................48

                  10.1.10   Solvency Certificate................................................................48

                  10.1.11   Filings, Registrations and Recordings...............................................48

                  10.1.12   Closing Certificate.................................................................48

                  10.1.13   Other...............................................................................49

         10.2     Conditions....................................................................................49

                  10.2.1    Compliance with Warranties, No Default, etc.........................................49

                  10.2.2    Confirmatory Certificate............................................................49

SECTION 11.           EVENTS OF DEFAULT AND THEIR EFFECT........................................................49

         11.1     Events of Default. Each of the following shall constitute an Event of Default under this
                  Agreement:....................................................................................49

                  11.1.1    Non-Payment of the Loans, etc.......................................................49

                  11.1.2    Non-Payment of Other Indebtedness...................................................49

                  11.1.3    Other Material Obligations..........................................................50

                  11.1.4    Bankruptcy, Insolvency, etc.........................................................50

                  11.1.5    Non-Compliance with Loan Documents..................................................50

                  11.1.6    Warranties..........................................................................50

                  11.1.7    Pension Plans.......................................................................51

                  11.1.8    Judgments...........................................................................51

                  11.1.9    Invalidity of Guaranty, etc.........................................................51

                  11.1.10   Invalidity of Collateral Documents, etc.............................................51

                  11.1.11   Change in Control...................................................................51

         11.2     Effect of Event of Default....................................................................51

SECTION 12.           THE AGENT.................................................................................52
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         12.1     Appointment and Authorization.................................................................52

         12.2     Delegation of Duties..........................................................................52

         12.3     Liability of Agent............................................................................52

         12.4     Reliance by Agent.............................................................................53

         12.5     Notice of Default.............................................................................53

         12.6     Credit Decision...............................................................................53

         12.7     Indemnification...............................................................................54

         12.8     Agent in Individual Capacity..................................................................54

         12.9     Successor Agent...............................................................................54

         12.10    Collateral Matters............................................................................55

         12.11    Funding Reliance..............................................................................55

SECTION 13.           GENERAL...................................................................................56

         13.1     Waiver; Amendments............................................................................56

         13.2     Confirmations.................................................................................56

         13.3     Notices.......................................................................................56

         13.4     Computations..................................................................................57

         13.5     Regulation U..................................................................................57

         13.6     Costs, Expenses and Taxes.....................................................................57

         13.7     Subsidiary References.........................................................................58

         13.8     Captions......................................................................................58

         13.9     Assignments; Participations...................................................................58

                  13.9.1   Assignments..........................................................................58

                  13.9.2   Participations.......................................................................59

         13.10    Governing Law.................................................................................59

         13.11    Counterparts..................................................................................60

         13.12    Successors and Assigns........................................................................60

         13.13    Indemnification by the Company and the Borrower...............................................60

         13.14    Nonliability of Lenders.......................................................................60

         13.15    Consent to Jurisdiction.......................................................................61

         13.16    Waiver of Jury Trial..........................................................................61
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         13.17    Confidentiality...............................................................................61

SECTION 14.           GUARANTY..................................................................................62

         14.1     The Guaranty..................................................................................62

         14.2     Guaranty Unconditional........................................................................62

         14.3     Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances...................63

         14.4     Waiver........................................................................................63

         14.5     Stay of Acceleration..........................................................................63

         14.6     Delay of Subrogation..........................................................................63
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SCHEDULES

SCHEDULE 2.1    Lenders and Percentages*
SCHEDULE 8.6    Litigation and Contingent Liabilities*
SCHEDULE 8.8    Subsidiaries*
SCHEDULE 8.15   Environmental Matters*
SCHEDULE 8.16   Insurance*
SCHEDULE 8.20   Labor Matters*
SCHEDULE 8.22   Financing Statements*
SCHEDULE 8.23   Dealer Franchise Agreements*
SCHEDULE 9.7    Existing Indebtedness*
SCHEDULE 9.20   Existing Investments*
SCHEDULE 13.3   Addresses for Notices*

EXHIBITS

EXHIBIT A       Form of Note (Section 3.1)
EXHIBIT B       Form of Compliance Certificate (Section 9.1.3)
EXHIBIT C       Guaranty (Section 1.1)*
EXHIBIT D       Security Agreement (Section 1.1)*
EXHIBIT E       Subordination Terms (Section 1.1)
EXHIBIT F       Form of Solvency Certificate (Section 10.1.9)*
EXHIBIT G       Form of Assignment Agreement (Section 13.9.1)*
EXHIBIT H       Form of Opinion of Counsel (Section 10.1.7)*
EXHIBIT I       Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT J       Form of Report of Assets and Liabilities (Section 9.1.2)*
EXHIBIT K       Form of Confirmation of Guaranty (Section 10.1.4)*
EXHIBIT L       Form of Control Agreement (Section 1.1)*
EXHIBIT M       Form of Inventory Detail Report (Section 9.1.10)*


* These non-material schedules and exhibits have been omitted from the agreement as filed. CarMax agrees to furnish supplementally to the Commission upon request a copy of such schedules and exhibits.

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                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 10, 2003 (this "Agreement") is entered into among CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the "Borrower"), CARMAX, INC., a Virginia corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC (in its individual capacity, "DCSNA"), as agent for the Lenders.

         WHEREAS, the Borrower, the Company, certain financial institutions and DCSNA, as agent, entered into that certain Credit Agreement, dated as of May 17, 2002 (the "Existing Credit Agreement"), whereby certain lenders party thereto agreed to make available to the Borrower term loans and a revolving credit facility upon the terms and conditions set forth therein; and

         WHEREAS, the Borrower and the Company have requested the Lenders to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement, to set forth, among other things, the terms and conditions under which the Lenders hereafter will make available to the Borrower term loans and a revolving credit facility; it being the intention of the Borrower, the Company, the Lenders and the Agent that this Agreement not effect a novation of the obligations of the Borrower and the Company to the Lenders and the Agent under the Existing Credit Agreement but merely a restatement and, where applicable, a substitution of the terms governing and evidencing such obligations hereafter;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Existing Credit Agreement is hereby amended and restated, and the parties hereto agree, as follows:

         SECTION 1. DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meanings:

         Acquisition means an acquisition by the Company or any Subsidiary of all or substantially all the assets of a business unit or a controlling interest in the capital stock or other ownership interests of an Automobile Dealership, whether through a purchase, merger, consolidation or otherwise.

         Acquisition Cost means, (x) with respect to any New Motor Vehicle, the wholesale purchase price charged by the Manufacturer thereof as reflected in the invoice in respect of such New Motor Vehicle issued by such Manufacturer to the Company or its applicable Subsidiary less any related deductions set forth on such invoice, and (y) with respect to any Used Motor Vehicle, the cost of the Company or its applicable Subsidiary to purchase such Used Motor Vehicle.

         Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person

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possesses, directly or indirectly, power to vote 10% or more of the securities
(on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         Agent means DCSNA in its capacity as agent for the Lenders hereunder and any successor thereto in such capacity.

         Agreement - see the Preamble.

         Amendment Effective Date - see Section 10.1.

         Assignment Agreement - see Section 13.9.1.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person (to the extent incurred after the Initial Closing Date), all reasonable disbursements of such internal counsel (to the extent incurred after the Initial Closing Date) and all court costs and similar legal expenses.

         Auction House means an auction house that deals in Used Motor Vehicles and which has an established Drafting arrangement with the Fronting Lender that is acceptable to the Fronting Lender.

         Automobile Dealership means a business that operates one or more dealerships for the retail sale, or retail sale and lease, of new and/or used automobiles or trucks and businesses ancillary to the operation of dealerships owned or operated by the Company or its Subsidiaries, including service and parts operations, body shops, the sale of finance, extended warranty and insurance products (including after-market items), the financing of the purchase of new and/or used vehicles, the purchase, sale and servicing of finance contracts for new and/or used vehicles and other related businesses.

         Borrower - see the Preamble.

         Borrowing Base means, as of any date, the aggregate final cost of all Motor Vehicles (other than Motor Vehicles subject to any Lien, other than Permitted Liens of the type described in clauses (i), (ii), (iii) and (x) of the definition of Permitted Lien, and also excluding, for so long as any Ford Restriction exists, any New Motor Vehicles of the Ford, Lincoln and Mercury makes held by Kenosha) as of such date, which amount is reported for each store location in the general ledger of the Company or the applicable Subsidiary (it being understood that the final cost of any Motor Vehicle as of any date shall equal the Acquisition Cost of such Motor Vehicle plus, in the case of Used Motor Vehicles only, all transportation costs and other incremental expenses incurred before such date in connection with the acquisition of such Used Motor Vehicle plus, in the case of Used Motor Vehicles only, all labor costs and other incremental expenses incurred before such date in connection with the reconditioning of such Used Motor Vehicle minus, in the case of Used Motor Vehicles only, any market value adjustments or other downward adjustments made before such date in the value of such Used Motor Vehicles minus, in the case of Used Motor Vehicles only and only if the Company materially changes, without the consent of the

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Agent, its policies, procedures or methods for valuing its Used Motor Vehicles inventory from those in effect on the Initial Closing Date, any market value adjustments reasonably determined by the Agent for such Used Motor Vehicles). The Borrowing Base shall not include any Motor Vehicle securing a Transferred Receivable (as defined in the Security Agreement), which Motor Vehicle has been returned to, repossessed by or foreclosed on by the Company or any Subsidiary (a "Securitization Repossession"); provided that so long as the aggregate final cost of all Securitization Repossessions at any time does not exceed 1% of the Borrowing Base at such time, the final cost of the Securitization Repossessions need not be deducted from the Motor Vehicles included in the Borrowing Base.

         Borrowing Base Certificate means a certificate in substantially the form set forth in Exhibit I.

         Business Day means any day of the year (other than any Saturday or Sunday) which is not a day on which commercial banks are authorized or required by law to close in Detroit, Michigan.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         CarMax Group means the Company and its Subsidiaries.

         CarMax Properties means CarMax Properties, LLC, a Virginia limited liability company.

         Cash Collateralize means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Drafting Agreements and other Drafting arrangements, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

         Cash Equivalent Investment means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by DCSNA or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (d) any repurchase agreement entered into with DCSNA or any commercial banking institution of

                                        3

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the stature referred to in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of DCSNA or such commercial banking institution thereunder and (e) shares of money market mutual funds within the definition of Rule 2a-7 promulgated by the SEC under the Investment Company Act of 1940.

         CERCLA - see Section 8.15.

         Change in Control means (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (the "Exchange Act")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the Voting Stock of the Company or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members or (c) the failure of the Company to own, beneficially and of record, 100% of the Voting Stock of the Borrower, free and clear of any Lien (except for Permitted Liens of the type described in clauses (i), (ii) and (iii) of the definition of "Permitted Lien"). For purposes of the foregoing, "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the day before the Amendment Effective Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the Amendment Effective Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

         Circuit City means Circuit City Stores, Inc., a Virginia corporation.

         Code means the Internal Revenue Code of 1986.

         Collateral means property of the Company and its Subsidiaries in which a Lien is granted under the Collateral Documents.

         Collateral Documents means the Security Agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Lenders to secure the obligations hereunder and under the other Loan Documents.

         Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Drafting Agreements, Drafts and Swing Line Loans, under this Agreement. The initial amount of each Lender's Revolving Percentage of the Revolving Commitment Amount and of the aggregate amount of the Term Loans is set forth on Schedule 2.1.

         Company - see the Preamble.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

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         Consolidated Current Assets means, at any date, the aggregate amount of all assets of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, that would be classified as current assets (including cash, marketable securities, accounts receivable, inventory and prepaid expenses) in accordance with GAAP.

         Consolidated Current Liabilities means, at any date, the aggregate amount of all liabilities of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, that would be classified as current liabilities in accordance with GAAP.

         Consolidated Net Income means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from asset sales (other than in the ordinary course of business), any extraordinary gains (or losses) and any gains (or losses) from discontinued operations, in each case determined in accordance with GAAP.

         Consolidated Tangible Net Worth means, at any date, all amounts which, in conformity with GAAP, would be included under stockholder's equity on the consolidated balance sheet of the Company and its Subsidiaries at such time; provided that, in any event, such amounts are to be net of amounts carried on the consolidated financial statements of the Company and its Subsidiaries for
(i) any write-up in the book value of any assets of the Company and its Subsidiaries resulting from a revaluation thereof subsequent to the date of this Agreement, (ii) treasury stock, (iii) patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like intangibles and (iv) to the extent not otherwise eliminated in the consolidation of the balance sheet of the Company and its Subsidiaries, capital contributions to, or other Investments in, Unrestricted Subsidiaries.

         Control Agreement means a control agreement substantially in the form of Exhibit L.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Customary Recourse Arrangements means limited recourse arrangements that are customary for Securitizations and that do not impair the characterization of the relevant Securitization as a true sale under applicable law, including bankruptcy and insolvency law (it being understood that Customary Recourse Arrangements shall not include (i) arrangements under which the Company or any Subsidiary (other than the SPE participating in the relevant Securitization) directly assumes the credit risk associated with the securitized assets or (ii) indirect recourse arrangements (such as the use of a subordinated note or the retention of a subordinated certificate) under which the Company or any Subsidiary (other than the SPE participating in the relevant Securitization) would reasonably expect to suffer economic loss based on the historical performance of the securitized assets).

         DCSNA - see the Preamble.

         Dealer Franchise Agreement - see Section 8.23.

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         Disposal - see the definition of "Release".

         Dollar and the sign "$" mean lawful money of the United States of America.

         Draft means a draft for the account of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) on the Fronting Lender made by a Manufacturer with respect to New Motor Vehicles or an Auction House with respect to Used Motor Vehicles.

         Drafting means the process of presenting a Draft.

         Drafting Agreement means an agreement between the Fronting Lender and a Manufacturer, entered into for the account of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) (and in some cases acknowledged or countersigned by the Borrower or the applicable Subsidiary) under which such Manufacturer is entitled to present Drafts to the Fronting Lender for payment of invoices identifying New Motor Vehicles delivered or shipped by such Manufacturer to the Borrower or such Subsidiary, such agreements to be on terms and conditions satisfactory to the Fronting Lender.

         EBITDAR means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, Rental Expense, income tax expense, depreciation and amortization for such period.

         EFT System shall mean the electronic funds transfer system maintained by the Fronting Lender and pursuant to which the Borrower may transfer funds, or cause the transfer of funds, from accounts of the Fronting Lender to accounts of the Borrower and the Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) or from accounts of the Borrower and the Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) to accounts of the Fronting Lender.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for Release or injury to the environment.

         Environmental Laws means all present or future Federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

         Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Event of Default means any of the events described in Section 11.1.

         Excluded Subsidiary means CarMax Properties and each other Subsidiary of the Company that the Company designates in writing as an Excluded Subsidiary; an Excluded Subsidiary shall not (and such Subsidiary shall continue to be an Excluded Subsidiary only for so long as it does not) engage, directly or indirectly, in the business of selling, or selling and leasing, New Motor Vehicles and/or Used Motor Vehicles or in businesses ancillary thereto or hold any Motor Vehicles, other Collateral or any proceeds thereof.

         Existing Credit Agreement - see the Recitals.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         Financed Capital Expenditures means any Capital Expenditure that is financed by a Person other than the Company and its Subsidiaries (other than with the proceeds of Loans hereunder) within 540 days (or within 60 days in the case of Capital Expenditures relating to Property other than real property and improvements thereon) of the making thereof.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the last day of February in each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2002") refer to the Fiscal Year ending on the last day of February in such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDAR minus the sum of (i) income taxes paid by the Company and its Subsidiaries plus (ii) Capital Expenditures (other than Financed Capital Expenditures) to (b) the sum of (i) Interest Expense for such period plus (ii) Rental Expense for such period.

         Ford means Ford Motor Company and its Subsidiaries.

         Ford Restriction means any valid and enforceable provision restricting Kenosha from granting a Lien to the Agent on Kenosha's assets consisting of New Motor Vehicles of the Ford, Lincoln and Mercury makes to secure its obligations under the Loan Documents, which restriction was contained on the Initial Closing Date in Kenosha's Dealer Franchise Agreement with Ford.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Fronting Lender means DCSNA in its individual capacity and its successors and assigns in such capacity.

         Fronting Lender Advance - see Section 2.9.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or organizations with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Guarantee of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including agreements: (i) to purchase such Indebtedness or any property constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness, or
(B) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment thereof or (iv) otherwise to assure the holder of such Indebtedness against loss in respect thereof; except that "Guarantee" shall not include (x) the endorsement by the Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection or (y) any Customary Recourse Arrangements of the Company or any Subsidiary in connection with any Securitization of Motor Vehicle Receivables owing (immediately prior to such Securitization) to the Company or any of its Subsidiaries.

         Guaranteed Obligations means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Borrower due or owing to, or in favor or for the benefit of, the Agent (for the benefit of the Lenders) and the Lenders under the Loan Documents, in each case, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         Guaranty means a guaranty substantially in the form of Exhibit C.

         Hazardous Substances - see Section 8.15.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

         Indebtedness of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services

(excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (the amount of any such indebtedness of another Person shall not exceed the greater of the book value or fair market value of the property subject to such Lien, provided that recourse with respect to such indebtedness is expressly limited by the instruments governing such indebtedness to the assets of such Person subject to such Lien),
(e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all obligations of such Person in respect of any Guarantee, and (h) all indebtedness of any partnership of which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such indebtedness expressly limits the liability of such Person in respect thereof).

         Indemnified Liabilities - see Section 13.13.

         Initial Closing Date means May 17, 2002.

         Interest Expense means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases), determined in accordance with GAAP.

         Interest Rate means, for each day, a rate per annum equal to the sum of
(a) (i) in the case of each day from and including the first day of each calendar month through and including the 15th day of such calendar month, the Eurodollar Rate for the first day of such calendar month and (ii) in the case of each day from and including the 16th day of each calendar month through and including the last day of such calendar month, the Eurodollar Rate for the 16th day of such calendar month plus (b) a margin of [CONFIDENTIAL]* % per annum (provided that at any time an Event of Default exists, if requested by the Required Lenders, the margin shall be [CONFIDENTIAL (the omitted percentage margin that applies when an Event of Default exists is 2.00% greater than the omitted percentage margin that applies when no Event of Default exists)]* %). For purposes of this definition, "Eurodollar Rate" means, for any day, (A) the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in The Wall Street Journal (Eastern Edition) on such day (or if not published on such day, for the immediately preceding day on which it was published) in its "Money Rates" column as the one-month London Interbank Offered Rate for Dollar-denominated deposits (if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published by Reuters Monitor Rates Service on such day (or if not published on such day, for the immediately preceding day on which it was published) as the one-month London Interbank Offered Rate for Dollar-denominated deposits), and (B) if such rate is not published or available, such rate as shall be otherwise independently determined by the Agent on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Agreement.

         Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming

_____________
*Confidential Treatment has been requested for the redacted portion pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential, redacted portions have been filed separately with the United States Securities and Exchange Commission.

obligated with respect to a Guarantee in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business). The amount of any Investment shall be deemed to be the amount of cash invested (or, in the case of property invested other than cash, the fair market value of the property invested) less an amount equal to the lesser of the amount of cash received by the investing person as a return on capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of the Investment.

         Kenosha means Kenosha Automotive, LLC, a Virginia limited liability company.

         Lender - see the Preamble. References to the "Lenders" shall include the Fronting Lender; for purposes of clarification only, to the extent that DCSNA (or any successor Fronting Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Fronting Lender, its status as such will be specifically referenced.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any Capital Lease, and any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Guaranty, the Collateral Documents and the Control Agreement.

         Loan Party means the Borrower, the Company and each Subsidiary party to any Loan Document.

         Loans means Revolving Loans, Swing Line Loans and Term Loans.

         Manufacturer means the manufacturer or distributor of a new Motor Vehicle.

         Manufacturer/Dealer Statement means a financial statement prepared by the Company or one of its Subsidiaries for a Manufacturer and delivered to such Manufacturer on a monthly basis.

         Manufacturer's Certificate means a Manufacturer's Statement of Origin, Manufacturer's Certificate, MSO, Certificate of Origin or other document evidencing the ownership or transfer of ownership of a New Motor Vehicle from a Manufacturer to the Company or any of its Subsidiaries.

         Margin Stock means any "margin stock" as defined in Regulation U.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower, the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the

Collateral Documents or upon the legality, validity, binding effect or enforceability against the Borrower, the Company or any Subsidiary of any Loan Document.

         Motor Vehicle means an automobile, truck, van or other motor vehicle, including New Motor Vehicles and Used Motor Vehicles that are inventory (as defined in the Uniform Commercial Code) of the Company and its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries), excluding any motor vehicle not held for sale or lease.

         Motor Vehicle Receivables means retail installment sale contracts or other agreements under which Motor Vehicles are purchased or leased from the Company or any Subsidiary, all amounts due and owing under such contracts or other agreements and all proceeds thereof.

         Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

         New Motor Vehicle means any Motor Vehicle purchased by the Company or any of its Subsidiaries directly from the Manufacturer of such Motor Vehicle which has not been previously owned by any other Person.

         Note - see Section 3.1.

         Operating Lease means any lease of (or other agreement conveying the right to use) any Property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

         Outstandings means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans, Swing Line Loans and funded Drafts then outstanding plus (b) the aggregate principal amount of all Term Loans then outstanding.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Percentage means a Revolving Percentage or a Term Percentage, as the context may require.

         Permitted Liens means:

                        (i) Liens for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which the

                  Company or such Subsidiary shall have set aside adequate reserves in accordance with GAAP;

                        (ii) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith and by appropriate proceedings and with respect to which the Company or any Subsidiary shall have set aside adequate reserves in accordance with GAAP;

                        (iii) Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation;

                        (iv) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                        (v) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                        (vi) subject to the $5,000,000 limitation set forth in Section 9.7(g), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that (x) any such Lien attaches to such property within 90 days of the acquisition thereof and attaches solely to the property so acquired and (y) no such Lien may attach to any Motor Vehicle;

                        (vii) extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) through (vi) inclusive, provided that the property subject to such extension, renewal or replacement shall be limited to the property originally subject to the Lien so extended, renewed or replaced (plus improvements, if any, on such property);

                        (viii) Liens on Motor Vehicle Receivables created or incurred in connection with any Securitization of such Motor Vehicle Receivables owing (immediately prior to such Securitization) to the Company or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary);

                        (ix) Liens in addition to those referred to in the foregoing clauses (i) through (viii) inclusive, provided that the aggregate amount of all Indebtedness secured by such Liens may not exceed 10% of Consolidated Tangible Net Worth as of the end of the Fiscal Quarter immediately preceding the creation or incurrence of such Lien; and

                        (x)     Liens under the Collateral Documents.

         Person means any natural person, corporation, partnership, joint venture, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Property of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         Property Insurance means all insurance insuring any direct physical loss or damage to the Collateral and any lost income or profits resulting from consequences of damage to the Collateral or caused by any interruption in business operations, whether designated as property insurance, business interruption insurance or otherwise, and whether the insurance insures against specific risks or all risks, and includes any reinsurance and excess insurance the Company or its Subsidiaries may obtain; it being understood and agreed that, on the Amendment Effective Date, the Property Insurance maintained by the Company and its Subsidiaries is insurance against the direct physical loss or damage to Motor Vehicles for sale at covered locations (including fire and other risks) and also provides for the necessary interruption of business.

         RCRA - see Section 8.15.

         Regulation U means Regulation U of the FRB.

         Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

         Rental Expense means, for any period, all payments made or required to be made during such period by the Company and its Subsidiaries, as lessee or sublessee under any Operating Lease, as rental payments or contingent rentals, as calculated in accordance with GAAP.

         Required Lenders means Lenders having Total Percentages aggregating 66-2/3% or more.

         Revolving Commitment means, as to any Lender, the Commitment of such Lender to make Revolving Loans, and to issue or participate in Drafting Agreements, Drafts and Swing Line Loans, hereunder.

         Revolving Commitment Amount means $200,000,000, as reduced from time to time pursuant to Section 6.1.

         Revolving Lender means, at any time, any Lender that then has a Revolving Commitment or then holds any Revolving Loan.

         Revolving Loan - see Section 2.1.1.

         Revolving Outstandings means, at any time, the aggregate principal amount of all Revolving Loans, Swing Line Loans and funded Drafts then outstanding.

         Revolving Percentage means, with respect to any Lender, the percentage which (a) the amount of such Lender's Revolving Commitment is of (b) the Revolving Commitments of all Lenders; provided that, after the Revolving Commitments, all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) have been terminated, "Revolving Percentage" shall mean, as to any Lender, the percentage which the sum of the aggregate principal amount of such Lender's Revolving Loans plus the participations of such Lender in all funded Drafts and Swing Line Loans is of the sum of the aggregate principal amount of all Revolving Loans and Swing Line Loans plus the amount of all funded Drafts. The initial Revolving Percentage of each Lender is set forth on Schedule 2.1.

         SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

         Security Agreement means a security agreement substantially in the form of Exhibit D.

         Securitization means a transaction in which (a) financial assets originated or acquired by the Company or any Subsidiary are transferred (pursuant to a true sale) to one or more SPEs in a manner that legally isolates the transferred assets from a bankruptcy or insolvency of the Company or such Subsidiary and (b) securities evidencing an interest in, or otherwise backed by, such transferred assets are issued to investors.

         SPE means a bankruptcy remote, special purpose entity that satisfied, at the time of its formation, the special purpose entity criteria published by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         Subordinated Debt means all Indebtedness for borrowed money of the Borrower and the Subsidiaries which (a) is made subordinate to the Borrower's Indebtedness to the Lenders hereunder in the instruments evidencing such subordinated Indebtedness by provisions not more favorable to the holders of such subordinated Indebtedness than those set forth on Exhibit E hereto and (b) has been approved in writing by the Required Lenders.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Substantial Portion means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as shown in the consolidated financial statements of the Company and its Subsidiaries as of the end of the most recent Fiscal Quarter or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         Swing Line Loan - see Section 2.1.3.

         Taxes - see Section 7.6.

         Term Commitment means, as to any Lender, the Commitment of such Lender to make Term Loans hereunder.

         Term Lender means, at any time, any Lender that then has a Term Commitment or then holds any Term Loan.

         Term Loan - see Section 2.1.2.

         Term Percentage means, with respect to any Lender, the percentage which the aggregate principal amount of such Lender's Term Loans is of the aggregate principal amount of all Term Loans. The initial Term Percentage of each Lender is set forth on Schedule 2.1.

         Termination Date means the earlier to occur of (a) May 17, 2004 (or any later date that may be established as the Termination Date pursuant to Section 2.12) or (b) such other date on which the Commitments terminate pursuant to
Section 6 or 11.

         Total Liabilities means, at any time, the total amount of liabilities that would appear on a balance sheet of the Company and its Subsidiaries at such time prepared in accordance with GAAP.

         Total Percentage means, with respect to any Lender, the percentage which (a) the amount of such Lender's Revolving Commitment (or, after the Revolving Commitments, all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) have been terminated, the sum of the aggregate principal amount of such Lender's Revolving Loans plus the participations of such Lender in all funded Drafts and Swing Line Loans) plus the aggregate principal amount of such Lender's Term Loan is of (b) the Revolving Commitments of all Lenders (or, after the Revolving Commitments, all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) have been terminated, the sum of the aggregate principal amount of all Revolving Loans and Swing Line Loans plus the amount of all funded Drafts) and the aggregate principal amount of all Term Loans.

         Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in the State of Michigan.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Unrestricted Subsidiary means each Subsidiary of the Company that is (and only for so long as it is) an SPE and each other Subsidiary of the Company that the Required Lenders designate in writing as an Unrestricted Subsidiary; on the date hereof, the Unrestricted Subsidiaries are CarMax Funding, LLC, a Virginia limited liability company, CarMax Auto Receivables LLC, a Virginia limited liability company, CPD, Inc., a Virginia corporation, and CFC II, Inc., a Virginia corporation.

         Used Motor Vehicle means, at any time, a Motor Vehicle that is not a New Motor Vehicle.

         Voting Stock of any Person means outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of such Person having voting rights in the election of directors under normal circumstances.

         Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The term "including" is not limiting and means" including without limitation."

                  (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

                  (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower, the

         Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

                  (h) All references in this Agreement or any other Loan Document to financial statements or reports to be delivered with respect to the Company and its Subsidiaries shall, so long as the audited financial statements of Circuit City include separate audited financial statements for the CarMax Group, be deemed to be references to financial statements or reports of the CarMax Group. Compliance with the financial covenants in Section 9.6 hereof with respect to periods that are audited shall, so long as the audited financial statements of Circuit City include separate audited financial statements for the CarMax Group, be measured by reference to such audited financial statements of the CarMax Group.

         SECTION 2. COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES; DRAFTING
                    AGREEMENTS AND DRAFTS.

         2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to the Borrower, and to issue and participate in Drafting Agreements and Drafts for the account of the Borrower or any Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries) as follows:

         2.1.1 Revolving Loan Commitment. (a) Each Revolving Lender agrees to make loans on a revolving basis ("Revolving Loans") to the Borrower from time to time until the Termination Date in such Revolving Lender's Revolving Percentage of such aggregate amounts as the Borrower may request, provided that (x) the Revolving Outstandings will not, at any time, exceed the Revolving Commitment Amount and (y) 130% of the Outstandings will not, at any time, exceed the Borrowing Base and (b) (i) the Fronting Lender agrees from time to time until the Termination Date to issue Drafting Agreements to Manufacturers for the account of the Borrower and any Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries and except that, for so long as any Ford Restriction exists, the Fronting Lender shall not be obligated to enter into a Drafting Agreement with Ford), as more fully set forth in Sections 2.4 through 2.6, and to permit Manufacturers that are parties to Drafting Agreements to make Drafts on accounts of the Fronting Lender in accordance with such Drafting Agreements (it being understood that the Fronting Lender may, in its sole and absolute discretion, accept Drafts from Manufacturers and Auction Houses that are not parties to Drafting Agreements), and (ii) as more fully set forth in Section 2.7.2, each Revolving Lender agrees to purchase a participation in each such Drafting Agreement and each such Draft, provided that (x) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount and (y) 130% of the Outstandings will not, at any time, exceed the Borrowing Base. As more fully described in Section 2.7.1(a), the Borrower agrees to reimburse the Fronting Lender for each Draft made against it and each reimbursement obligation of the Borrower with respect thereto shall be automatically refunded with a Revolving Loan.

         2.1.2 Term Loan Commitment. Each Term Lender made a term loan (the "Term Loans") to the Borrower on the Initial Closing Date in such Term Lender's Term Percentage of $100,000,000. It is understood and agreed that the Term Loans were disbursed to the Borrower under the Existing Credit Agreement and that no other Term Loans will be made available to the Borrower under this Agreement.

         2.1.3 Swing Line Loans. Subject to the terms and conditions of this Agreement, the Fronting Lender may from time to time, in its sole and absolute discretion, make loans to the Borrower (collectively the "Swing Line Loans" and individually each a "Swing Line Loan") in an aggregate amount not at any time exceeding $200,000,000; provided that (x) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount and (y) 130% of the Outstandings will not, at any time, exceed the Borrowing Base. Swing Line Loans may be made by the Fronting Lender notwithstanding the fact that such Loans, when aggregated with the Fronting Lender's outstanding Revolving Loans, exceeds its Revolving Commitment.

         2.2 Loan Procedures. The Borrower may request a Loan (and in the case of a Draft presented under clause (i) and a Swing Line Loan funded pursuant to the EFT System under clause (iii), the Borrower shall be deemed to have requested a Loan) (i) subject to Sections 2.4 through 2.7, in the case of a Draft presented by a Manufacturer or an Auction House to the Fronting Lender (it being understood that the Fronting Lender may, but shall have no obligation to, accept any Draft presented by a Person not a party to any Drafting Agreement or accept any Draft presented otherwise than in accordance with the terms of a Drafting Agreement), (ii) in the case of Loans requested directly by the Borrower, only after delivery to the Agent of written and oral notice of such proposed borrowing as required pursuant to clause (b) below and (iii) in the case of Swing Line Loans, by following the Fronting Lender's EFT System policies and procedures, as communicated by the Fronting Lender to the Borrower from time to time. Borrowings are subject to the following and to the remaining provisions hereof:

                  (a) Each notice of a proposed borrowing (other than in respect of Drafts presented to the Fronting Lender and in respect of Swing Line Loans) shall set forth the following information:

                        (i) the proposed date of such borrowing, which shall be a Business Day; and

                        (ii)    the aggregate amount of such borrowing.

                  (b) Each such notice of borrowing (other than pursuant to the presentation of a Draft and with respect to Swing Line Loans) shall be given by telephonic notice to the Agent by 10:00 a.m., Detroit time, one Business Day prior to the proposed date of such borrowing and shall be confirmed in writing (including by facsimile transmission) to the Agent by 1:00 p.m. on such Business Day. Any telephonic notice of borrowing received after 10:00 a.m., Detroit time, shall be deemed to have been delivered by 10:00 a.m., Detroit time, on the next Business Day. Each notice of borrowing shall be irrevocable. On the Business Day of receipt of any such notice of borrowing (provided that any telephonic notice received after 10:00 a.m., Detroit time, shall be deemed received on the next Business Day), the Agent shall notify each Lender holding a Revolving Commitment of such notice. Not later than 1:00 p.m., Detroit time, on the date of the proposed borrowing, each such Lender shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender's applicable Percentage of such borrowing.

                  (c) Notwithstanding the foregoing, if the Fronting Lender has, at the request of the Required Lenders or acting in its discretion according to the terms hereof, taken action to suspend or terminate Drafts pursuant to a Drafting Agreement and such Drafting Agreement has in fact been suspended or terminated in accordance with its terms, then, subject to the terms of such Drafting Agreement, the Fronting Lender shall not fund any Draft under such Drafting Agreement.

                  (d) In the case of each borrowing pursuant to the presentation of a Draft, the applicable Manufacturer or Auction House must follow the Fronting Lender's direct Drafting procedures as established and modified from time to time.

                  (e) All Swing Line Loans shall be made through the EFT System pursuant to the Fronting Lender's EFT System policies and procedures, as communicated by the Fronting Lender to the Borrower from time to time.

         2.3 Title Documents. All original Manufacturer's invoices and title documents evidencing the ownership by the Company and its Subsidiaries of all of their Motor Vehicles, including the Manufacturer's Certificate, shall be maintained in safekeeping by the Company and its Subsidiaries in accordance with their standard operating policies and procedures as in effect on the Initial Closing Date or as modified from time to time with the consent of the Agent. If an Event of Default has occurred and is continuing, within three Business Days of request by the Agent, each of the Company and each Subsidiary, as the case may be, shall deliver or cause to be delivered all original invoices and title documents to the Agent and the Agent shall hold all original invoices and title documents received by it after such request.

         2.4 Issuance of Drafting Agreements. Subject to the terms and conditions of this Agreement, the Fronting Lender shall, from time to time, upon the written request of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary), issue Drafting Agreements for the account of the Borrower or such Subsidiary; provided, that for so long as any Ford Restriction exists, the Fronting Lender shall not be obligated to enter into any Drafting Agreement with Ford.

         2.5 Conditions to Issuance; Termination of Drafting Agreements prior to Termination Date. The Fronting Lender shall not be obligated to enter into or issue a Drafting Agreement unless, as of the date of such Drafting Agreement:

                  (a) the Borrower or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) requesting such Drafting Agreement shall have delivered to the Fronting Lender a written application and such other documentation as the Fronting Lender may reasonably request, and the terms of such documents and of the proposed Drafting Agreement shall satisfy the terms hereof and otherwise be satisfactory to the Fronting Lender; it being understood that, the Fronting Lender shall, within three Business Days after the Borrower has provided the Fronting Lender with the name of the Manufacturer to which such proposed Drafting Agreement relates, provide the Borrower with the Drafting Agreement proposed by the Fronting Lender for such Manufacturer; and

                  (b) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects as if made on such date and, both immediately before and after issuance of such Drafting Agreement, no Unmatured Event of Default or Event of Default shall exist.

         Each application for a Drafting Agreement issued by the Borrower or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) hereunder shall constitute certification by the Borrower of the matters set forth in the foregoing clauses (a) and (b), and the Fronting Lender shall be entitled to rely on such certification without further inquiry.

         Notwithstanding the foregoing, so long as any Ford Restriction exists, the Fronting Lender shall not be obligated to enter into any Drafting Agreement with Ford.

         The Fronting Lender shall take such action as necessary to terminate all Drafting Agreements and all other Drafting arrangements (whether written or oral) within five Business Days prior to the Termination Date.

         2.6 Notice of Issuance of or Entering into Drafting Agreements. The Fronting Lender shall give notice to each Revolving Lender of the issuance of, or the entering into of, each Drafting Agreement not later than five Business Days after issuance of, or the entering into of, each such Drafting Agreement, attaching a copy of such Drafting Agreement, as issued or entered into.

         2.7 Draft Procedures.

         2.7.1 Generally. (a) Each Draft submitted by a Manufacturer or an Auction House shall constitute a notice of borrowing of a Revolving Loan, and upon the funding of each such Draft, the Fronting Lender shall be deemed to have disbursed to or on behalf of the Borrower, in payment of the obligations of the Borrower or the applicable Subsidiary in respect of such funded Draft, a Revolving Loan, bearing interest at the Interest Rate. The Borrower shall be irrevocably obligated to reimburse the Fronting Lender on demand for the amount of any Draft presented by a Manufacturer or an Auction House; provided, however that such reimbursement obligation shall be deemed satisfied by the funding of Revolving Loans with respect thereto and shall be subject to Section 2.7.3.

                  (b) Notwithstanding anything to the contrary herein, the Borrower shall bear all risk of loss resulting from the payment of any Draft, or any resulting disbursement of a Revolving Loan, whether or not due to the negligence, misconduct or fraud of any Manufacturer or Auction House.

                  (c) The Fronting Lender shall not be obligated to terminate or suspend the Drafting privileges of any Manufacturer or Auction House under any Drafting Agreement or pursuant to any other Drafting arrangement (whether in writing or oral) even though the aggregate amount of Drafts that may be presented by such Manufacturer or Auction House under such Drafting Agreement or pursuant to such other Drafting arrangement may exceed the availability in effect (under such Drafting Agreement, such other Drafting arrangement or this Agreement) from time to time. Furthermore, (i) any limitation contained in any Drafting Agreement (whether in respect of daily Drafts to be presented or otherwise) or other Drafting arrangement is, for the purposes hereof, for informational purposes only and the Fronting Lender shall not be obligated to monitor or limit the amount of Drafts presented or honored on the basis of any such limitation and (ii) any right of the Fronting Lender, acting in its discretion and not at the direction or with the concurrence of the Required Lenders, to terminate or suspend Drafting privileges of any Manufacturer or Auction House or to otherwise exercise any right or remedy shall be for the sole benefit and protection of the Fronting Lender, and the Fronting Lender shall not owe any duty to any other Lender with respect to such rights or remedies or be required to exercise such rights or remedies to protect any other Lender.

                  (d) The Fronting Lender (in its sole and absolute discretion) may, but shall have no obligation to, accept any Draft presented by a Person not a party to any Drafting Agreement and/or accept any Draft presented otherwise than in accordance with the terms of a Drafting Agreement.

         2.7.2 Participations in Drafting Agreements and Drafts; Funding. Concurrently with the issuance of each Drafting Agreement and/or the funding of each Draft (other than the funding of any Draft that is a Fronting Lender Advance), the Fronting Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Fronting Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender's Revolving Percentage, in such Drafting Agreement or funded Draft and the Borrower's reimbursement obligations with respect thereto, which participation shall be funded by each Revolving Lender making the Revolving Loans specified in this Section or otherwise funding its participation if Revolving Loans may not then be made. For the purposes of this Agreement, the unparticipated portion of each Drafting Agreement or funded Draft shall be deemed to be the Fronting Lender's "participation" therein. If the Fronting Lender makes any payment or disbursement under any Draft, the Revolving Lenders will, upon receipt of notice of such payment or disbursement from the Agent, immediately (and by no later than 2:00 p.m., Detroit time, on the Business Day of receipt of such notice if such Revolving Lender receives such notice by 10:00 a.m., Detroit time, on such Business Day, otherwise by 2:00 p.m., Detroit time, on the following Business Day) and without any request by or notice to the Borrower, provide for the payment of any reimbursement obligations due to the Fronting Lender by making Revolving Loans (in accordance with their respective Revolving Percentages) in the amount thereof, the proceeds of which Revolving Loans shall be paid to the Agent to be paid over to the Fronting Lender; provided that if for any reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Revolving Lender (other than the Fronting Lender) shall become immediately obligated to fund its participation in all funded Drafts and shall pay to the Agent for the account of the Fronting Lender an amount equal to such Revolving Lender's Revolving Percentage of such funded Drafts. Further, if, after the time any Fronting Lender Advance is made by the Fronting Lender, the Revolving Outstandings are less than the Revolving Commitment Amount, then, to the extent of such deficiency, such Fronting Lender Advance shall cease to be a Fronting Lender Advance and each Revolving Lender shall transfer to the Agent for the benefit of the Fronting Lender such Revolving Lender's Revolving

Percentage of such deficiency as a Revolving Loan (such advance of funds by such Revolving Lender shall be made to the Agent by 2:00 p.m., Detroit time, on the Business Day of receipt of the notice referred to below, if it receives notice from the Agent of such deficiency by 10:00 a.m., Detroit time, on such Business Day, otherwise such Revolving Lender shall transfer such funds by 2:00 p.m., Detroit time, on the following Business Day); provided that if for any reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Revolving Lender (other than the Fronting Lender) shall become immediately obligated to fund its participation in such Fronting Lender Advances that have ceased to be the same and shall pay to the Agent for the account of the Fronting Lender an amount equal to such Revolving Lender's Revolving Percentage of such Fronting Lender Advances that have ceased to be the same. The obligations of the Revolving Lenders set forth in the two immediately preceding sentences are irrevocable and unconditional as more fully set forth in
Section 2.7.4. All interest that accrues or is earned on any Revolving Lender's participation interest in any funded Draft or Fronting Lender Advance prior to the date that such Revolving Lender fully funds such participation interest, as set forth above, shall be paid to and retained by the Fronting Lender for its own account. Until the Fronting Lender has been paid the full amount of any Revolving Lender's participation interest in any funded Draft or Fronting Lender Advance, any principal payments that are to be applied to such funded Draft or Fronting Lender Advance shall be paid to and retained by the Fronting Lender for its own account. Any Revolving Lender's failure to make available to the Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Agent such other Revolving Lender's Revolving Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Agent such other Revolving Lender's Revolving Percentage of any such payment or disbursement.

         2.7.3 Obligations Absolute. The obligations of the Borrower to reimburse the Fronting Lender for Drafts accepted hereunder, and to repay any Revolving Loan funded to pay a Draft, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including: (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Draft or any Drafting Agreement or any other Drafting arrangement (whether in writing or oral) or any other amendment or waiver of or any consent to departure from any Loan Document; (c) the existence of any claim, set-off, defense or other right that the Company, the Borrower or any other Subsidiary may have at any time against any Manufacturer or Auction House or any other beneficiary or transferee of any Draft or Drafting Agreement or other Drafting arrangement (or any Person for whom any such beneficiary or such transferee may be acting), the Fronting Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the other Loan Documents or any unrelated transaction; (d) any Draft or any demand, certificate or other document presented to the Fronting Lender proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a Draft; (e) any payment by the Fronting Lender on any Draft pursuant to any Drafting Agreement or other Drafting arrangement against presentation of a Draft or certificate that does not strictly comply with the terms of any Drafting Agreement or other Drafting arrangement or any payment made by the Fronting Lender under any Draft to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Draft, including any arising in connection with any bankruptcy or insolvency proceeding; (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from all or any of the obligations of the Borrower or any Subsidiary in respect of any Draft or Drafting Agreement or other Drafting arrangement; or (g) any other circumstance whatsoever that might otherwise constitute a defense available to, or discharge of, the Borrower or any Subsidiary; provided that the Borrower shall not be obligated to reimburse the Fronting Lender for a Draft accepted hereunder or to repay any Revolving Loan funded to pay such funded Draft if the Fronting Lender engaged in willful misconduct in accepting such Draft. For the avoidance of doubt, the following actions or failures to act shall not, in and of themselves, be willful misconduct by the Fronting Lender: (i) accepting a Draft without requesting or reviewing supporting documentation from the Person submitting such Draft, (ii) failing to monitor or limit the amount of Drafts presented or honored or (iii) providing incorrect information as to the availability in effect under any Drafting Agreement, any other Drafting Arrangement (whether in writing or oral) or this Agreement.

         2.7.4 Participation Obligations Unconditional. Each Revolving Lender's obligation to make available to the Agent for the account of the Fronting Lender the amount of its participation interest in any funded Draft or Fronting Lender Advance as provided in Section 2.7.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Fronting Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Commitments, (v) whether or not the conditions specified in Section 10 have been satisfied or (vi) any other circumstance, happening or event whatsoever.

         2.7.5 Repayment of Participations. Upon (and only upon) receipt by the Agent for the account of the Fronting Lender of immediately available funds from or on behalf of the Borrower (a) in reimbursement of any funded Draft or Fronting Lender Advance with respect to which a Revolving Lender has paid the Agent in full for the account of the Fronting Lender the amount of such Revolving Lender's participation therein or (b) in payment of any interest on a funded Draft or Fronting Lender Advance with respect to which a Revolving Lender has paid the Agent in full for the account of the Fronting Lender the amount of such Revolving Lender's participation therein, the Agent will pay to such Revolving Lender its pro rata share (according to its Revolving Percentage) thereof (and the Fronting Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Agent the amount of such Revolving Lender's participation in such funded Draft or Fronting Lender Advance). All interest that accrues or is earned on any Revolving Lender's participation interest in any funded Draft or Fronting Lender Advance prior to the date that such Revolving Lender fully funds its participation interest, as set forth above in Section 2.7.2, shall be paid to and retained by the Fronting Lender for its own account. Until the Fronting Lender has been paid the full amount of any Revolving Lender's participation interest in any funded Draft or Fronting Lender Advance, any principal payments that are to be applied to such funded Draft or Fronting Lender Advance shall be paid to and retained by the Fronting Lender for its own account.

         2.8 Swing Line Loan Procedures.

         2.8.1 Generally. Concurrently with the making of each Swing Line Loan, the Fronting Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Fronting Lender, an undivided interest and participation, to the extent of such other Revolving Lender's Revolving Percentage, in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.8.2).

         2.8.2 Refunding of, or Funding of Participations in, Swing Line Loans. The Fronting Lender may at any time, in its sole discretion, on behalf of the Borrower (which hereby irrevocably authorizes the Fronting Lender to act on its behalf) deliver a notice to the Agent requesting that each Revolving Lender (including the Fronting Lender in its individual capacity) make a Revolving Loan in such Revolving Lender's Revolving Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Agent shall apply such proceeds to repay Swing Line Loans) (each Revolving Lender shall make its advance under this Section by no later than 2:00 p.m., Detroit time, on the Business Day of receipt of such notice of borrowing pursuant to this Section if such Revolving Lender receives such notice by 10:00 a.m., Detroit time, on such Business Day, otherwise by 2:00 p.m., Detroit time, on the following Business Day); provided that if for any reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Revolving Lender (other than the Fronting Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Agent for the account of the Fronting Lender an amount equal to such Revolving Lender's Revolving Percentage of such Swing Line Loans. Any Revolving Lender's failure to make available to the Agent its Revolving Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Agent such other Revolving Lender's Revolving Percentage of such amount, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Agent such other Revolving Lender's Revolving Percentage of any such amount.

         2.8.3 Repayment of Participations. Upon (and only upon) receipt by the Agent for the account of the Fronting Lender of immediately available funds from or on behalf of the Borrower (a) in reimbursement of any Swing Line Loan with respect to which a Revolving Lender has paid the Agent in full for the account of the Fronting Lender the amount of such Revolving Lender's participation therein or (b) in payment of any interest on a Swing Line Loan with respect to which a Revolving Lender has paid the Agent in full for the account of the Fronting Lender the amount of such Revolving Lender's participation therein, the Agent will pay to such Revolving Lender its pro rata share (according to its Revolving Percentage) thereof (and the Fronting Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Agent the amount of such Revolving Lender's participation in such Swing Line Loan). All interest that accrues or is earned on any Revolving Lender's participation interest in any Swing Line Loan prior to the date that such Revolving Lender fully funds its participation interest, as set forth above in Section 2.8.2, shall be paid to and retained by the Fronting Lender for its own account. Until the Fronting Lender has been paid the full amount of any Revolving Lender's participation interest in any Swing Line Loan, any principal payments that are to be applied to such Swing Line Loan shall be paid to and retained by the Fronting Lender for its own account.

         2.8.4 Participation Obligations Unconditional. Each Revolving Lender's obligation to make available to the Agent for the account of the Fronting Lender the amount of its participation interest in all Swing Line Loans as provided in
Section 2.8.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Fronting Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Commitments, (v) whether or not the conditions specified in
Section 10 have been satisfied or (vi) any other circumstance, happening or event whatsoever.

         2.9 Fronting Lender Advances. The Fronting Lender is authorized by the Borrower and the Lenders, from time to time in the Fronting Lender's sole and absolute discretion, to accept Drafts in an amount that would cause the Revolving Outstandings to exceed the Revolving Commitment Amount (the amount by which any such Draft would so cause the Revolving Outstandings to exceed the Revolving Commitment Amount being a "Fronting Lender Advance"). To the extent that the funding of any such Draft does not cause the Revolving Outstandings to exceed the Revolving Commitment Amount, no Fronting Lender Advance shall be created and such Draft shall constitute part of the Revolving Outstandings. The Fronting Lender Advances shall be secured by the Collateral Documents and guarantied under Section 14 and under the Guaranty.

         2.10 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.11 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan (other than Revolving Loans funded to pay to the Fronting Lender the participation obligations of the Revolving Lenders in respect of Drafts and Swing Line Loans and Revolving Loans to repay Fronting Lender Advances that have ceased to be the same, all as set forth above), and the Fronting Lender shall not have any obligation to issue any Drafting Agreement, fund any Draft or make a Swing Line Loan, if an Event of Default or Unmatured Event of Default has occurred and is continuing.

         2.12 Extension of Termination Date. The Termination Date shall be automatically extended on each anniversary of the Initial Closing Date for one year unless the Borrower or any Lender shall notify the Agent in writing prior to such anniversary that it does not wish to extend the Termination Date for an additional year (such notice a "No-Extension Notice"). The Agent shall promptly provide written notice of its receipt of a No-Extension Notice to the other parties hereto.

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

         SECTION 3. NOTES EVIDENCING LOANS.

         3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Lender in full on the Termination Date; provided that no new Notes will be issued to the Lenders on the Amendment Effective Date as the promissory notes issued to the Lenders on the Initial Closing Date continue in full force and effect.

         3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         SECTION 4. INTEREST.

         4.1 Interest Rate. The Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at the applicable Interest Rate.

         4.2 Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears for each month on the 10th Business Day of the next succeeding month and at maturity. After maturity (whether as a result of acceleration or otherwise), accrued interest on all Loans shall be payable on demand.

         4.3 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         SECTION 5. FEES.

         5.1 Agent's Fee. Each Lender hereto that is not DCSNA acknowledges and agrees that the Agent may deduct from interest payments received by it from the Borrower an amount equal to 0.15% per annum of the daily unpaid principal amount of the Loans of such Lender for the period from the later of the Amendment Effective Date or the last day on which such fee was paid to the date the Agent receives such interest as payment of the Agent's fee hereunder, and that all payments of interest to such Lenders by the Agent shall be net of such amount; it being understood and agreed that prior to the Amendment Effective Date, the reference to 0.15% per annum was a reference to 0.10% per annum and that such percentage (i.e., 0.10% per annum) applied to the period prior to the Amendment Effective Date.

         5.2 Computation of Fees. All fees hereunder shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         SECTION 6. REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT;
                    PREPAYMENTS.

         6.1 Voluntary Reduction or Termination of Revolving Commitment Amount. The Borrower may from time to time on at least one Business Day's prior written notice to the Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Borrower shall pay all interest on the Revolving Loans and shall Cash Collateralize in full all amounts estimated by the Fronting Lender as being potentially payable under all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) then existing with any Manufacturer or Auction House. All reductions of the Revolving Commitment Amount shall reduce the Revolving Commitments pro rata among the Revolving Lenders according to their respective Revolving Percentages.

         6.2 Voluntary Prepayments. The Borrower may, with no advance notice, from time to time prepay the Revolving Loans, Swing Line Loans and Fronting Lender Advances, if such prepayment is effected through the EFT System (it being understood and agreed that payments through the EFT System must be entered and transmitted by no later than 3:00 p.m., Detroit time, on a Business Day); provided that if the Borrower makes a prepayment on the Revolving Loans, Swing Line Loans or Fronting Lender Advances other than through the EFT System or, if the Revolving Outstandings immediately prior to such prepayment exceed $100,000,000, in an amount that would reduce the Revolving Outstandings to (or to an amount less than) $100,000,000 (even if such payment is effected through the EFT System), it must give the Agent notice no later than 12:00 p.m., Detroit time, on the Business Day prior to the date of such prepayment; provided, further, that all prepayments pursuant to this sentence may be made without premium or penalty and are permitted to be made in order to prepay the Revolving Loans, Swing Line Loans and Fronting Lender Advances, in whole or in part. The Borrower may, by giving notice to the Agent no later than 12:00 p.m., Detroit time, on the Business Day prior to the date of prepayment, but only if no Fronting Lender Advances, Swing Line Loans or Revolving Loans are outstanding, prepay the entire (but not less than the entire) outstanding principal amount of the Term Loans, without premium or penalty. Each prepayment pursuant to this Section shall be made together with accrued and unpaid interest to the date of such prepayment on the principal amount paid. Reference is made to Section 7.2 for the application of prepayments pursuant to this Section.

         6.3 Mandatory Prepayments. (a) If on any day 130% of the Outstandings exceeds the Borrowing Base, the Borrower shall, before the close of business on the following Business Day, prepay Loans in an amount sufficient to eliminate such excess or prepay Loans and/or Cash Collateralize all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) with Manufacturers and Auction Houses in an amount determined by the Agent in its sole and absolute discretion.

         (b) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.1, the Revolving Outstandings exceed the Revolving Commitment Amount, the Borrower shall immediately prepay Revolving Loans in an amount sufficient to eliminate such excess or prepay Revolving Loans and/or Cash Collateralize all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) with Manufacturers and Auction Houses in an amount determined by the Agent in its sole and absolute discretion.

         SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments by the Borrower of (a) interest on any Loans and (b) principal on any Fronting Lender Advance, Swing Line Loan or Revolving Loan, may be effected through the EFT System by 3:00 p.m., Detroit time, on the date due; provided that if the Borrower makes a payment of interest on any Loan or a payment of principal on any Fronting Lender Advance, Swing Line Loan or Revolving Loan other than through the EFT System, such payment must be made by the Borrower to the Agent in immediately available funds at the office specified by the Agent not later than 12:00 p.m., Detroit time, on the date due and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. All payments of principal on the Term Loans must be made by the Borrower to the Agent in immediately available funds at the office specified by the Agent not later than 12:00 p.m., Detroit time, on the date due; provided that the Borrower will be permitted to make payments of principal on the Term Loans through the EFT System if (i) the Borrower gives the Agent notice of its intention to effect such payment through the EFT System at least two Business Days prior to the date of such payment (and specifies in such notice the date such payment is to be made, which shall be a Business Day) and
(ii) such payment is effected through the EFT System not later than 12:00 p.m., Detroit time, on the date specified in such notice. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

         7.2 Application of Certain Payments.

         7.2.1 At all times that an Event of Default does not exist, each payment of principal (including prepayments under Section 6.2 or 6.3) shall be applied first, to Fronting Lender Advances, second, to Swing Line Loans and funded Drafts for which Revolving Lenders have not yet funded their participations, third, to the Revolving Loans and fourth, to Term Loans. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

         7.2.2 Any payment made by the Borrower, at any time that the Revolving Outstandings immediately prior to such payment exceed $100,000,000, that would reduce the Revolving Outstandings to (or to an amount less than) $100,000,000 shall be deemed to have been received by the Agent on the Business Day immediately following the date such payment is received by the Agent, unless the Agent receives one Business Day's prior notice of such payment in accordance with Section 6.2.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company and the Borrower agree that the Agent and each Lender have all rights of set-off provided by applicable law, and in addition thereto, the Company and the

Borrower agree that at any time any Event of Default or Unmatured Event of Default exists, the Agent and each Lender may apply to the payment of any obligations of the Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company and the Borrower then or thereafter with the Agent or such Lender. The Agent or the Lender exercising the set-off shall promptly notify the Company or the Borrower, as the case may be, thereof after making such exercise; provided that failure to give such notice shall not affect the validity of the set-off.

         7.5 Proration of Payments. Except to the extent that this Agreement provides for payments to be allocated to Lenders under a particular credit facility hereunder, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 13.9) on account of principal of or interest on any Loan (or on account of its exposure under any Draft or Drafting Agreement) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans then held by them, such Lender shall purchase from the other Lenders such participations in the Loans (or subparticipations in Drafts and Drafting Agreements) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower or the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower or the Company, as applicable, will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the Agent for the account of the Lenders such additional amount as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower or the Company, as applicable, will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         If the Borrower or the Company, as applicable, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower or the Company, as applicable, shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America or a state thereof and (b)(i) is a party hereto on the Amendment Effective Date or (ii) becomes an assignee of an interest under this Agreement under Section 13.9.1 after the Amendment Effective Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Form W-8ECI or Form W-8BEN or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes. The Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

         SECTION 8. WARRANTIES.

         To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder and participate in Drafting Agreements issued hereunder and Drafts, and the Fronting Lender to issue Drafting Agreements hereunder and fund Drafts presented to it, each of the Borrower and the Company warrants to the Agent and the Lenders that:

         8.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia; each Subsidiary of the Company is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         8.2 Authorization; No Conflict. Each of the Borrower, the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Borrower is duly authorized to borrow monies hereunder and each of the Borrower, the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by each of the Borrower and the Company of this Agreement and by each of the Borrower, the Company and each other Loan Party of each other Loan Document to which it is a party, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Borrower, the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower, the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Borrower, the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

         8.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Borrower, the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         8.4 Financial Condition. The audited consolidated financial statements of the CarMax Group as at February 28, 2001 and the unaudited consolidated condensed financial statements of the CarMax Group as at November 30, 2001, copies of each of which have been delivered to the Agent for distribution to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited financial statements, to normal year-end audit adjustments) and present fairly the consolidated financial condition of the CarMax Group as at such dates and the results of its operations for the periods then ended.

         8.5 No Material Adverse Change. Since November 30, 2001 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole (it being understood that the separation of the CarMax Group from Circuit City shall not be considered an adverse change).

         8.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of the Borrower or the Company, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 8.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any contingent liabilities not listed on Schedule 8.6.

         8.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets material to its business, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except for Permitted Liens.

         8.8 Subsidiaries. As of the Amendment Effective Date, neither the Borrower nor the Company has any Subsidiaries other than those listed on
Schedule 8.8.

         8.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any

Drafting Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company or any Subsidiary of any liability, fine or penalty that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         8.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         8.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         8.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         8.13 Taxes. Each of the Company and each Subsidiary has filed all Federal and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         8.14 Solvency, etc. On the Amendment Effective Date, and immediately prior to and after giving effect to the issuance of each Drafting Agreement and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Borrower's, the Company's and each other Loan Party's assets will exceed its liabilities and (b) each of the Borrower, the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         8.15 Environmental Matters.

         (a) No Violations. Except as set forth on Schedule 8.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to Environmental Matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which individually or in the aggregate might reasonably be expected to have a Material Adverse Effect.

         (b) Notices. Except as set forth on Schedule 8.15 and for matters arising after the Amendment Effective Date, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority, of any of the following that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect:
(i) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
(ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (iii) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (iv) of any Environmental Claim for which the Company or any Subsidiary may be liable.

         (c) Handling of Hazardous Substances. Except as set forth on Schedule 8.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in substantial compliance with applicable Environmental Laws and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in substantial compliance with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a Material Adverse Effect; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a Material Adverse Effect; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws, except where any violation of this clause (v) could not reasonably be expected to have a Material Adverse Effect.

         8.16 Insurance. Set forth on Schedule 8.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Amendment Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

         8.17 Information. All information heretofore or contemporaneously herewith furnished in writing by the Borrower, the Company or any other Loan Party to the Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or forecasts and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         8.18 Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others, except to the extent that failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         8.19 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate, limited liability company or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

         8.20 Labor Matters. Except as set forth on Schedule 8.20, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

         8.21 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Borrower of any Indebtedness hereunder or under any other Loan Document.

         8.22 Engaged in Motor Vehicle Sales. (a) The Company and its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) are engaged, directly or indirectly, in the business of selling, or selling and leasing, New Motor Vehicles and Used Motor Vehicles and in businesses ancillary thereto.

         (b) All such Motor Vehicles consist solely of goods held by the Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) for sale, or for sale and lease; no sales or other transactions involving such Motor Vehicles are (nor shall they become) subject to set-off, counterclaim, defense, allowance or adjustment (other than warranty claims, the aggregate amount of which shall not be material); there is no Lien on any Motor Vehicle (other than Permitted Liens of the type specified in clauses (i), (ii), (iii) and (x) of the definition of "Permitted Liens") and there is no financing statement or similar statement or instrument of registration under the laws of any jurisdiction, covering or purporting to cover any interest of any kind in any Motor Vehicle or (except with respect to Permitted Liens) their proceeds on file or registered in any public office other than a financing statement in favor of the Agent and the financing statements identified on Schedule 8.22; there is no other floor plan or other financing arrangement relating to Motor Vehicles with any party other than pursuant to this Agreement; and none of the Company nor any of its Subsidiaries has made any other verbal or written contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against any such Motor Vehicle (except for Permitted Liens of the type described in clauses (i), (ii), (iii) and (x) of the definition of "Permitted Lien") or, except for Permitted Liens, the proceeds thereof; all such Motor Vehicles are free from damage caused by fire or other casualty, unless covered by insurance, subject to customary deductibles.

         8.23 Dealer Franchise Agreements; Material Business Relationships. As of the Amendment Effective Date, neither the Company nor any of its Subsidiaries is a party to any dealer franchise agreement ("Dealer Franchise Agreements") other than those specifically disclosed in Schedule 8.23, which schedule shows the Manufacturer and the Company or the Subsidiary, as the case may be, that is a party to each such agreement, the date such agreement was entered into and the expiration date of such agreement. Each of such Dealer Franchise Agreements is currently in full force and effect, and neither the Company nor any Subsidiary has received any notice of termination with respect to any such agreement; and, except as disclosed on Schedule 8.23, neither the Company nor any Subsidiary is aware of any event which with notice, lapse of time or both would allow any Manufacturer that is a party to any Dealer Franchise Agreement to terminate any such agreement. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Company or any of its Subsidiaries and any customer or any group of customers or with any Manufacturer which, in any case, could reasonably be expected to have a Material Adverse Effect.

         SECTION 9. COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Borrower and the Company hereunder and under the other Loan Documents are paid in full and all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) have been terminated, each of the Borrower and the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent (except as provided in Section 13.1) in writing, it will:

         9.1 Reports, Certificates and Other Information. Furnish to the Agent (which shall promptly provide copies to each Lender):

         9.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, audited (without any qualification arising from the scope of the audit or as to the ability of the Company and its Subsidiaries to operate as a going concern) by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Lenders, together with (i) a written statement from such accountants to the effect that, in making the examination necessary for the issuance of their opinion on such financial statements, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 9.6, 9.7, 9.9 or 9.24 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and
(ii) a comparison with the previous Fiscal Year.

         9.1.2 Interim Reports. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year, certified by the chief financial officer or treasurer of the Company; and (b) promptly when available and in any event within 30 days after the end of each month (except the last month of each Fiscal Quarter), a report of assets and liabilities, substantially in the form of Exhibit J hereto, for each store location as of the last day of such month, certified by the chief financial officer or treasurer of the Company.

         9.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 9.1.1 and each set of quarterly statements pursuant to Section 9.1.2(a), a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the chief financial officer or the treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 9.6, a calculation of the amount of Financed Capital Expenditures incurred during the period covered by such certificate and the amount of Financed Capital Expenditures incurred during the period from the Initial Closing Date through the end of the period covered by such certificate and a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         9.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary (other than Unrestricted Subsidiaries) filed with the SEC; copies of all registration statements of the Company or any Subsidiary (other than Unrestricted Subsidiaries) filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders of the Company generally.

         9.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon the Borrower or the Company obtaining knowledge of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

                  (a) the occurrence of an Event of Default or an Unmatured Event of Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower or the Company to the Lenders which has been instituted or, to the knowledge of the Borrower or the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan) that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation (unless contemporaneously replaced with similar coverage) or material change in any Property Insurance or any insurance for bodily injury, personal injury or property damage, in each case securing Motor Vehicles, maintained by the Company or any Subsidiary;

                  (e) any material violation of law by the Company or any Subsidiary; or

                  (f) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

         9.1.6 Borrowing Base Certificates. Within 10 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month (and, from time to time as the Agent may request, a Borrowing Base Certificate dated as of a date after the date of such request) and executed by the chief financial officer or the treasurer of the Company on behalf of the Company (provided that (i) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) at any time an Event of Default exists, the Agent may require the Company to deliver Borrowing Base Certificates more frequently).

         9.1.7 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each audit made by such auditors of the books of the Company, to the extent such reports identify a material weakness in the Company's internal controls.

         9.1.8 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt (other than such notices that are purely administrative in nature).

         9.1.9 Manufacturer/Dealer Statements. Upon request of the Agent, copies of each Manufacturer/Dealer Statement of the Company and each Subsidiary.

         9.1.10 Inventory Detail Report. Within 15 days of the end of each Fiscal Quarter, reports as to the Motor Vehicles of the Company and its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries), which reports shall include inventory agings, inventory turns, WIP and title aging reporting and shall be in substantially the form of Exhibit M hereto.

         9.1.11 Dealer Franchise Agreements. Promptly upon the Borrower or the Company obtaining knowledge thereof, notice of the termination of any Dealer Franchise Agreement.

         9.1.12 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request; provided that this subsection shall apply to Unrestricted Subsidiaries only to the extent reasonably required by the Agent to monitor capital contributions to, and Investments in, Unrestricted Subsidiaries.

         9.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary (other than Unrestricted Subsidiaries, except to the extent reasonably required by the Agent to monitor capital contributions to, and Investments in, Unrestricted Subsidiaries and compliance with Section 9.24) to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to audit and inspect the properties and operations of the Company or such Subsidiary (to the extent the Agent determines (in its sole discretion) such operations relate to the acquisition, administration and disposition of inventory, or to other matters concerning the creditworthiness of the Borrower, the Company or any Subsidiary (other than an Unrestricted Subsidiary) or the ability of the Borrower, the Company or any Subsidiary (other than an Unrestricted Subsidiary) to perform its payment and other obligations hereunder and under the other Loan Documents); and permit, and cause each Subsidiary (other than Unrestricted Subsidiaries, except to the extent reasonably required by the Agent to monitor capital contributions to, and Investments in, Unrestricted Subsidiaries and compliance with Section 9.24) to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each of the Borrower and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof), and to examine (and, at the expense of the Company or such Subsidiary, photocopy extracts from) any of its books or other records (to the extent the Agent determines (in its sole discretion) such books and records relate to the acquisition, administration and disposition of inventory, or to other matters concerning the creditworthiness of the Borrower, the Company or any Subsidiary (other than an Unrestricted Subsidiary) or the ability of the Borrower, the Company or any Subsidiary (other than an Unrestricted Subsidiary) to perform its payment and other obligations hereunder and under the other Loan Documents); and permit, and cause each Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries) to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists) the Agent and its representatives to audit and inspect the Motor Vehicles of the Company and such Subsidiaries and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to such Motor Vehicles and any other collateral under the Collateral Documents. All such inspections or audits shall be at the Agent's expense, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall be at the Company's expense.

         9.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary (other than Unrestricted Subsidiaries) to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

         (b) Maintain, and cause each Subsidiary (other than Unrestricted Subsidiaries) to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent (including commercially reasonable deductibles) and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries (other than Unrestricted Subsidiaries). The Company shall cause each issuer of each policy of Property Insurance or insurance for bodily injury, personal injury or property damage, in each case insuring the Motor Vehicles of the Company and any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary), to provide the Agent with a certificate of insurance (with attached endorsement) (i) showing the Agent as lender's loss payee with respect to each policy of Property Insurance and naming the Agent and each Lender as an additional insured with respect to each policy of insurance for liability for bodily injury, personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent. Each of the Borrower and the Company shall, and the Company shall cause each Subsidiary (other than Unrestricted Subsidiaries and Excluded Subsidiaries) to, execute and deliver to the Agent a collateral assignment, in form and substance satisfactory to the Agent, of each business interruption insurance policy maintained by the Borrower, the Company or such Subsidiary; provided that no such collateral assignment shall be required as long as the Agent is named as loss payee under such business interruption insurance policy.

         9.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary (other than an Unrestricted Subsidiary) to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Borrower, the Company or such Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         9.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 9.10) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each other jurisdiction where the nature of its business makes such qualification necessary, except, in the case of this clause (b), in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect; provided that the Company shall be permitted to dissolve Unrestricted Subsidiaries and Excluded Subsidiaries if such dissolution could not reasonably be expected to have a Material Adverse Effect. The Company shall notify the Agent of the dissolution of any Excluded Subsidiary not later than 10 days prior to the effective date of such dissolution and shall, upon request by the Agent, provide the Agent with evidence of pro forma compliance with all the financial ratios and restrictions set forth in Section 9.6 after giving effect to the dissolution of such Excluded Subsidiary.

         9.6 Financial Covenants.

         9.6.1 Current Ratio. Not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.5:1.0.

         9.6.2 Ratio of Total Liabilities to Consolidated Tangible Net Worth. Not permit the ratio of Total Liabilities to Consolidated Tangible Net Worth at any time to be greater than 2.0:1.0.

         9.6.3 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.25:1.0.

         9.7 Limitation on Indebtedness. Not, and not permit any Subsidiary (other than Unrestricted Subsidiaries) to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) obligations under this Agreement and the other Loan Documents;

                  (b)   Indebtedness of Subsidiaries to the Company;

                  (c) unsecured Indebtedness of the Company to Subsidiaries (other than Unrestricted Subsidiaries);

                  (d)   Subordinated Debt;

                  (e) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

                  (f) Indebtedness existing on the Initial Closing Date and described on Schedule 9.7 (including amounts available under commitments related thereto but not yet drawn upon) (the "Existing Indebtedness") and any Indebtedness extending the maturity of, or refunding or refinancing, such Existing Indebtedness, provided that (i) the principal amount of such Existing Indebtedness shall not be increased above the lesser of (x) the amount thereof immediately prior to such extension, refunding or refinancing (including amounts available under commitments related thereto but not yet drawn upon) and
         (y) the amount set forth across from such Indebtedness on Schedule 9.7 under the column "Current Balance", and (ii) the direct or contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing;

                  (g) Indebtedness secured by Liens permitted by clause (vi) of the definition of Permitted Liens, provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $5,000,000; and any Indebtedness extending the maturity of, or refunding or refinancing, such Indebtedness, provided that the principal amount of such Indebtedness shall not be increased above the amount thereof immediately prior to such extension, refunding or refinancing (including amounts available under commitments related thereto but not yet drawn upon), and the direct or contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing; and

                  (h) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount not at any time exceeding $5,000,000.

         9.8 Liens. Not, and not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired), except Permitted Liens; provided, however, that there shall be no Liens (including any Permitted Lien) on any Motor Vehicle other than Liens in favor of the Agent and Permitted Liens of the type described in clauses (i), (ii) and (iii) of the definition of "Permitted Liens."

         9.9 Restricted Payments. Not, and not permit any Subsidiary (other than Unrestricted Subsidiaries) to, (a) make any distribution to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt, (d) make any payment of interest on account of any Subordinated Debt if immediately after giving effect to such interest payment, an Event of Default or Unmatured Event of Default would exist or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary), (ii) so long as no Event of Default or Unmatured Event of Default exists, the Company may pay dividends or make other distributions if immediately after such dividend or distribution it is in pro forma compliance with all the financial ratios and restrictions set forth in Section 9.6 (it being understood that, for purposes of calculating pro forma compliance with Section 9.6.3, the amount of such dividend or distribution shall be subtracted from EBITDAR), (iii) the Company may pay dividends payable solely in shares of common stock of the Company and (iv) the Company or any Subsidiary may purchase or redeem any of its common stock or any warrants, options or other rights in respect thereof from (A) employees, officers and directors of the Company or such Subsidiary (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock incentive plan, employee stock purchase plan or other similar employee benefit plan maintained by the Company or such Subsidiary or (B) in the case of the Company, other stockholders of the Company so long as the purpose of such purchase or redemption is to acquire common stock in accordance with any such stock incentive plan, employee stock purchase plan or other similar employee benefit plan or for reissuance to new employees, officers or directors (or their estates) of the Company or any Subsidiary and such common stock is reissued within 12 months of such purchase or redemption, provided, in each case, that immediately after giving effect to such purchase or redemption under this clause (iv), (x) the Company is in pro forma compliance with all the financial ratios and restrictions set forth in
Section 9.6 and (y) no Event of Default or Unmatured Event of Default exists.

         9.10 Mergers, Consolidations, Sales; Use of Motor Vehicles as Inventory. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any membership or partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business (which shall include sales or leases of Motor Vehicles), sell, transfer, convey, lease or assign all or any Substantial Portion of its Properties, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into, with or to the Company or into, with or to any other Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary); (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of the assets or stock of any Wholly-Owned Subsidiary; (c) transfers in the ordinary course of business of Motor Vehicle Receivables in connection with a Securitization of such Motor Vehicle Receivables owing (immediately prior to such transfer) to the Company or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) and which Securitization is without recourse to the Company or such Subsidiary, other than Customary Recourse Arrangements; (d) so long as no Event of Default or Unmatured Event of Default shall exist or would be likely to result therefrom, transfers of Motor Vehicle Receivables (i) directly or (ii) indirectly through one or more SPEs other than in connection with a Securitization, provided that the consideration received by the Company or the applicable Subsidiary in any such transfer is in cash and is at least equal to the aggregate outstanding principal balance of the Motor Vehicle Receivables transferred and such consideration is deposited in the deposit account governed by the Control Agreement; (e) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year of the Company does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year; (f) any Acquisition by the Company or any Subsidiary if (1) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist, (2) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 9.6, (3) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition and (4) prior to and after such Acquisition, the Chief Financial Officer of the Company has delivered a certificate to the Agent confirming that the conditions set forth in clauses (1) - (3) above will be (in the case of a certificate delivered prior to such Acquisition) or have been (in the case of a certificate delivered after such Acquisition) met; and (g) so long as no Event of Default or Unmatured Event of Default shall exist or would result therefrom, sales of real property (and improvements thereon) acquired for the purpose of establishing new retail locations in sale leaseback transactions where the lease by the Company or the applicable Subsidiary of such sold property is an Operating Lease permitted hereunder, provided that the consideration received by the Company or the applicable Subsidiary in such sale is in cash and is at least equal to the lesser of the cost or the fair market value of the property sold (provided that such amount equals or exceeds the book value of such property). Notwithstanding the foregoing, neither the Borrower nor the Company shall, and the Company shall not permit any Subsidiary to (i) sell any Motor Vehicle other than in the ordinary course of business or (ii) permit any Motor Vehicle to be used for any purpose that would cause such Motor Vehicle to be characterized as equipment (as defined in the Uniform Commercial Code) without giving the Agent prior written notice that such Motor Vehicle is no longer in the Borrowing Base.

         9.11 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, Certificate of Formation, By-Laws, Limited Liability Company Agreement or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to affect the interests of the Lenders in a materially adverse manner.

         9.12 Use of Proceeds. Use the proceeds of the Loans, Drafts and the Drafting Agreements solely for the purpose of purchasing Motor Vehicles for the Company and its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) or for the purpose of reimbursing the Company or such Subsidiary for previously-incurred motor vehicle financing costs; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for any other purpose, including for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         9.13 Further Assurances. Take, and cause each Subsidiary (other than an Unrestricted Subsidiary) to take, such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, financing statements and other documents, the filing or recording of any of the foregoing and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Borrower and the Company hereunder and under the other Loan Documents are guaranteed by all Subsidiaries (other than Unrestricted Subsidiaries) (including, promptly upon the acquisition or creation thereof, any Subsidiary (other than an Unrestricted Subsidiary) acquired or created after the date hereof) by execution of a counterpart of the Guaranty and (b) the obligations of the Company and each of its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) (including each Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) acquired or created after the date hereof) under the Loan Documents to which they are a party are secured by all Motor Vehicles, all rights of the Company and each such Subsidiary against Manufacturers arising out of or in connection with the purchase of Motor Vehicles, all Motor Vehicle Receivables (other than Motor Vehicle Receivables transferred in a Securitization or to an unaffiliated third party in the ordinary course of business), all rights to receive payment from any Person in connection with any transfer of a Motor Vehicle Receivable to such Person (but excluding any right of the Company or a Subsidiary to receive payments in its capacity as servicer of any such Motor Vehicle Receivable), all collections received by the Company and each such Subsidiary on account of any Motor Vehicle Receivable (other than Motor Vehicle Receivables transferred in a Securitization or to an unaffiliated third party in the ordinary course of business), all deposit accounts into which any payments or collections received by the Company or any Subsidiary on account of Motor Vehicle Receivables transferred to an unaffiliated third party in the ordinary course of business are paid, deposited or credited, and all proceeds thereof (other than Motor Vehicle Receivables transferred in a Securitization or to an unaffiliated third party in the ordinary course of business); provided that Kenosha shall not have to grant a Lien to the Agent to secure Kenosha's obligations under the Loan Documents on any New Motor Vehicles held by Kenosha of the Ford, Lincoln or Mercury makes for so long as any Ford Restriction exists. For the avoidance of doubt, (x) if an Excluded Subsidiary ceases to be such, it shall be required to comply with clause (b) above promptly after ceasing to be an Excluded Subsidiary and (y) if an Unrestricted Subsidiary ceases to be such, it shall be required to comply with this Section promptly after ceasing to be an Unrestricted Subsidiary.

         9.14 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries (other than Unrestricted Subsidiaries)) which is on terms that are less favorable than are obtainable from any Person which is not one of its Affiliates.

         9.15 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         9.16 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Borrower and the Company shall, and the Company shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws. Without limiting the generality of the foregoing, the Borrower and the Company shall, and the Company shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

         (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Borrower and the Company shall, and the Company shall cause

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its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in substantial compliance with Environmental Laws.

         9.17 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services, other than such contracts which in the aggregate require purchases of less than $5,000,000 per year.

         9.18 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement (other than this Agreement or any other Loan Document) containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower, the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) other than the Ford Restriction, prohibit the Borrower, the Company or any Subsidiary from granting to the Agent, for the benefit of the Lenders, a Lien on any of its Motor Vehicles or any other property in which the Company and its Subsidiaries are required to grant a Lien to the Agent under
Section 9.13(b) or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Indebtedness owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company (other than any such encumbrance or restriction contained in one or more agreements relating to the sale of a Subsidiary pending such sale, provided that such encumbrance or restriction applies only to such Subsidiary and such sale is permitted hereunder).

         9.19 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the Initial Closing Date and businesses reasonably related thereto.

         9.20 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

                  (a) contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

                  (b) Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 9.7, provided that neither the Company nor any Subsidiary may Guarantee, or otherwise provide any credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) with respect to any Indebtedness of an Unrestricted Subsidiary or otherwise have any direct or indirect liability with respect to any such Indebtedness, in each case other than under Customary Recourse Arrangements;

                  (c)   Guarantees permitted by Section 9.7;

                  (d)   Cash Equivalent Investments;

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

                  (e)   bank deposits in the ordinary course of business;

                  (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

                  (g) Investments existing on the Initial Closing Date and listed on Schedule 9.20;

                  (h) accounts receivable (including Motor Vehicle Receivables) arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary to prevent or limit loss;

                  (i) residual or subordinate interests retained by the Company or any Subsidiary in connection with a Securitization of Motor Vehicle Receivables owing (immediately prior to such Securitization) to the Company or any Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary);

                  (j)   Investments to consummate Acquisitions permitted by
         Section 9.10;

                  (k) (x) bona fide Hedging Agreements entered into by the Company or any Subsidiary (other than an Unrestricted Subsidiary) with an Unrestricted Subsidiary to protect against fluctuations in interest rates (and not entered into for speculative purposes) in respect of Indebtedness of such Unrestricted Subsidiary so long as the notional amount of Indebtedness hedged thereby does not exceed the amount of Indebtedness of such Unrestricted Subsidiary reasonably expected to be outstanding and (y) other Hedging Agreements (not entered into with any Unrestricted Subsidiary) entered into for bona fide hedging purposes and not for speculation;

                  (l) Investments, in addition to the Investments listed above, in an aggregate amount not exceeding $25,000,000;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by clause (b),
(c), (j), (k) or (l) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

         9.21 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, any document evidencing Subordinated Debt, if, in any case, such amendment, modification or waiver could reasonably be expected to be adverse to the interests of the Lenders.

         9.22 Fiscal Year. Not change its Fiscal Year; provided that (a) the Company shall be permitted to change its Fiscal Year one time if the Company gives the Agent at least 60 days' prior notice thereof and (b) after the giving of such notice the Company and the Lenders shall negotiate in good faith to make arrangements (including, if the Agent determines the same is necessary, entering into an amendment hereto) to take the consequences of such change into account (including as to financial reporting).

         9.23 Landlord Agreements. Use its commercially reasonable efforts to deliver to the Agent landlord agreements, in form and substance satisfactory to the Agent, from the landlord of each location of the Company and its Subsidiaries where Motor Vehicles are kept and that is not owned by the Company or the applicable Subsidiary (it being understood that neither the Company nor any Subsidiary (i) has any right to require any landlord to enter into such agreements or (ii) is required to incur any material expense or liability in its effort to obtain such agreements).

         9.24 Excess Collections. Cause to be paid to the Company and its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries) at least once during each calendar quarter, any and all excess collections held by any Unrestricted Subsidiary in connection with a Securitization (it being understood that excess collections shall mean collections that are not required to be paid to or held for the benefit of investors, servicers, credit support providers, trustees or other parties to such Securitization or required to be retained by such Unrestricted Subsidiary to satisfy minimum capitalization requirements).

         SECTION 10. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         The obligation of each Lender to enter into this Agreement and to make its Loans (and the obligation of the Fronting Lender to enter into Drafting Agreements or any other Drafting arrangements (whether in writing or oral)) is subject to the following conditions precedent:

         10.1 Amendment Effective Date. The effectiveness of this Agreement is subject to the conditions precedent that the Agent shall have received all of the following, each duly executed and dated the Amendment Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Lenders is called the "Amendment Effective Date"):

         10.1.1 Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is a party; and certified copies of resolutions of the Board of Directors (or other governing body) of each other Loan Party (other than CarMax Properties) authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

         10.1.2 Consents, etc. Certified copies of all documents evidencing any necessary corporate, limited liability company or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower, the Company and each other Loan Party of the documents referred to in this Section 10.

         10.1.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party (other than CarMax Properties) certifying the names of the officer or officers of such entity authorized to sign the

Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         10.1.4 Guaranty. A counterpart of the Guaranty dated as of the Amendment Effective Date executed by CarMax Properties.

         10.1.5 Confirmation of Guaranty. A confirmation of the Guaranty, substantially in the form set forth in Exhibit K, executed by each of the Company's Subsidiaries (other than the Borrower, CarMax Properties and the Unrestricted Subsidiaries).

         10.1.6 Security Agreement. A counterpart of the Security Agreement executed by the Borrower, the Company and each of its Subsidiaries (other than Unrestricted Subsidiaries and Excluded Subsidiaries).

         10.1.7 Control Agreement. A counterpart of the Control Agreement executed by Wachovia Bank, National Association, the Borrower and the Agent.

         10.1.8 Opinion of Counsel. The opinion of McGuireWoods LLP, substantially in the form of Exhibit H.

         10.1.9 Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Amendment Effective Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

         10.1.10 Solvency Certificate. A Solvency Certificate, substantially in the form of Exhibit F, executed by the Chief Financial Officer of each Loan Party (other than CarMax Properties).

         10.1.11 Filings, Registrations and Recordings. The Agent shall have received: (i) each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to the Lien of any other Person, in proper form for filing, registration or recording; and (ii) a certificate from the Borrower to the effect that the name of each Loan Party as shown on the public records of such Loan Party's jurisdiction of organization has not changed from the name of such Loan Party as contained in the organizational documents delivered to the Agent on the Initial Closing Date.

         10.1.12 Closing Certificate. A certificate signed by a Vice President of the Company dated as of the Amendment Effective Date, affirming the matters set forth in Section 10.2.1 as of the Amendment Effective Date.

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

         10.1.13 Other. Such other documents as the Agent or any Lender may reasonably request.

         10.2 Conditions. The obligation of each Lender to make each Loan and of the Fronting Lender to enter into Drafting Agreements or any other Drafting arrangements (whether in writing or oral) is subject to the following further conditions precedent that:

         10.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to the making of any Loan (other than Revolving Loans made to refund the Borrower's reimbursement obligation with respect to any Draft, Revolving Loans to refund Swing Line Loans and Revolving Loans to refund Fronting Lender Advances that have ceased to be the same), the issuance of any Drafting Agreement or any other Drafting arrangement, the following statements shall be true and correct:

                  (a) the representations and warranties of the Borrower, the Company and each other Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

         10.2.2 Confirmatory Certificate. If requested by the Agent or any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan, Drafting Agreement or other Drafting arrangement and signed by a duly authorized representative of the Borrower as to the matters set out in Section 10.2.1 (it being understood that each request by the Borrower for the making of a Loan (and each deemed request therefor) or for the Fronting Lender to enter into any Drafting Agreement or other Drafting arrangement shall be deemed to constitute a warranty by the Borrower that the conditions precedent set forth in Section
10.2.1 will be satisfied at the time of the making of such Loan or of the entering into such Drafting Agreement or other Drafting arrangement), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

         SECTION 11. EVENTS OF DEFAULT AND THEIR EFFECT.

         11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         11.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for ten days, in the payment when due of any interest, fee, reimbursement obligation or other amount payable by the Borrower hereunder or under any other Loan Document.

         11.1.2 Non-Payment of Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness of the Company or any Subsidiary in an aggregate amount (for all such Indebtedness so affected) exceeding $5,000,000 and such default shall (a) consist of the

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

failure to pay such Indebtedness when due, whether by acceleration or otherwise and after giving effect to any applicable grace period, or (b) accelerate the maturity of such Indebtedness or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or any such Indebtedness shall be required to be prepaid or redeemed (other than by a regularly scheduled prepayment or redemption), purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

         11.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services, or any agreement with a Manufacturer, where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; or default in the performance or observance by the Company or any Subsidiary of any of its obligations under any Dealer Franchise Agreement where such default might reasonably be expected to have a Material Adverse Effect.

         11.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary (other than an Unrestricted Subsidiary) becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary (other than an Unrestricted Subsidiary) applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or such Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary (other than an Unrestricted Subsidiary), and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary (other than an Unrestricted Subsidiary) takes any action to authorize, or in furtherance of, any of the foregoing.

         11.1.5 Non-Compliance with Loan Documents. (a) Failure by the Borrower or the Company to comply with or to perform any covenant set forth in Section 9.1.5(a), 9.5 through 9.14, 9.19 through 9.21 or 9.24 or (b) failure by the Borrower, the Company or any other Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 11) and continuance of such failure for 30 days.

         11.1.6 Warranties. Any warranty made by the Company or any Subsidiary herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

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

         11.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000.

         11.1.8 Judgments. Final judgments which exceed an aggregate of $5,000,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         11.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Subsidiary party thereto, other than by virtue of the release of such Subsidiary after sale thereof in a transaction permitted hereunder; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary; or the provisions of Section 14 shall cease to be in full force and effect with respect to the Company; or the Company (or any Person by, through or on behalf of the Company) shall contest in any manner the validity, binding nature or enforceability of the provisions of Section 14.

         11.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         11.1.11 Change in Control. Any Change in Control shall occur.

         11.2 Effect of Event of Default. If any Event of Default described in
Section 11.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Borrower shall become immediately obligated to Cash Collateralize in full all amounts estimated by the Fronting Lender as being potentially payable under all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) then existing with any Manufacturer or Auction House, all without presentment, demand, protest or notice of any kind, and the Fronting Lender shall terminate all Drafting Agreements and all other Drafting arrangements (whether in writing or oral); and, if any other Event of Default shall occur and be continuing, (i) the Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Borrower immediately Cash Collateralize in full all amounts estimated by the Fronting Lender as being potentially payable under all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) then existing with any Manufacturer or Auction House, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Borrower shall immediately become obligated to Cash Collateralize in full all amounts estimated by the Fronting Lender as being potentially payable under all Drafting Agreements and all other Drafting arrangements (whether in writing or oral) then existing with any Manufacturer or Auction House, all without presentment, demand, protest or notice of any kind and (ii) the Fronting Lender in its sole discretion may, and at the request of the Required Lenders shall (and, to the extent the Commitments have been terminated, such request shall be deemed to have been made), terminate all Drafting Agreements and all other Drafting arrangements (whether in writing or oral). The Agent shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 11.1.1 or Section
11.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 11 may be waived by the written concurrence of the Required Lenders (except as provided in Section 13.1). Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any funding of any Draft. After the expiration or termination of all Drafting Agreements and all other Drafting arrangements (whether in writing or oral), such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Borrower or as a court of competent jurisdiction may direct.

         SECTION 12. THE AGENT.

         12.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         12.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this

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

Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower, the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or the Company), independent accountants and other experts reasonably selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender, the Borrower or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 11; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         12.6 Credit Decision. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to

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extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower, the Company or any other Loan Party which may come into the possession of the Agent.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and the Borrower and without limiting the obligation of the Company and the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company and the Borrower. The undertaking in this Section shall survive repayment of the Loans, termination of the Commitments, cancellation of the Notes, expiration or termination of the Drafting Agreements, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity. DCSNA and its Affiliates may make loans to, issue letters of credit for the account of, acquire equity interests in and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though DCSNA were not the Agent or the Fronting Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DCSNA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), DCSNA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though DCSNA were not the Agent or the Fronting Lender, and the terms "Lender" and "Lenders" include DCSNA and its Affiliates, to the extent applicable, in their individual capacities.

         12.9 Successor Agent. The Agent may resign as Agent upon 120 days' notice to the Lenders and the Borrower. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrower (which shall not

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be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.
Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and Sections 13.6 and 13.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         12.10 Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrower hereunder and the expiration or termination of all Drafting Agreements and all other Drafting arrangements (whether in writing or oral); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 13.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section 12.10.

         12.11 Funding Reliance. (a) Unless the Agent receives notice from a Lender by noon, Detroit time, on the day of a proposed borrowing that such Lender will not make available to the Agent an amount equal to its pro rata share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Borrower. If and to the extent such Lender has not made such amount available to the Agent, such Lender and the Borrower jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate. Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

                  (b) Unless the Agent receives notice from the Borrower prior to the due date for any payment hereunder that the Borrower does not intend to make such payment, the Agent may assume that the Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Borrower has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Interest Rate (or, in the case of any Lender which repays such amount within three Business Days, the

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

         Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Borrower of any obligation it may have to make any payment hereunder.

         SECTION 13. GENERAL.

         13.1 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Total Percentage of not less than the aggregate Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, the Lenders authorize the Agent to act within its discretion (and without notice to or the consent of any Lender) to waive or forbear on behalf of all Lenders any noncompliance by the Borrower or the Company (other than a waiver of, or forbearance with respect to, any Event of Default under Section 11.1.4 and other than a waiver of any Event of Default under Section 11.1.1) with this Agreement (provided that no such waiver shall be for a period in excess of 90 days). No amendment, modification, waiver or consent shall change the Total Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty, release the Company from the provisions of Section 14 or release all or any substantial part of the collateral granted under the Collateral Documents or (v) reduce the aggregate Total Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of
Section 12 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender.

         13.2 Confirmations. The Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         13.3 Notices. Except as otherwise provided in Section 2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 13.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2, the Agent shall

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

be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Borrower, and the Borrower shall hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         13.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 9 to eliminate or to take into account the effect of any change in GAAP or any change in the Company's application of GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Section 9 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP or the relevant change in the Company's application of GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. The Company may notify the Agent of any one-time adjustments to its financial statements and after the giving of such notice the Company and the Lenders shall negotiate in good faith to make arrangements (including, if the Agent determines the same is necessary, entering into an amendment hereto) to take the consequences of such adjustment into account.

         13.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         13.6 Costs, Expenses and Taxes. The Company and the Borrower jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company and the Borrower jointly and severally agree to pay, and to save the Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any exercise by the Agent and the Lenders of their rights pursuant to Section 9.2. All obligations provided for in this
Section 13.6 shall survive repayment of the Loans, termination of the Commitments, cancellation of the Notes, expiration of the Drafting Agreements and termination of this Agreement.

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         13.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         13.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         13.9 Assignments; Participations.

         13.9.1 Assignments. Any Lender may, with the prior written consent of the Agent and (so long as no Event of Default exists) the Borrower (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates or to any other Lender), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Revolving Percentage of the Revolving Commitment Amount plus such Lender's Term Loans and (ii) $50,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrower would be obligated to pay any greater amount under Section 7.6 to the Assignee than the Borrower is then obligated to pay to the assigning Lender under such Section (and if any assignment is made in violation of the foregoing, the Borrower will not be required to pay the incremental amounts) and (b) the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrower and the Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Borrower and the Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

                  (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations

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

hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrower shall execute and deliver to the Agent (for delivery to the Assignee) a new Note (unless the Assignee was already a holder of a Note immediately prior to such effectiveness). Each such Note shall be dated the effective date of such assignment. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 13.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 13.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

         13.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section
13.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 than would have been paid to the participating Lender if no participation had been sold).

         13.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations

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

of the Borrower and the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         13.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         13.12 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         13.13 Indemnification by the Company and the Borrower. In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company and the Borrower hereby jointly and severally agree to indemnify, exonerate and hold the Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of the Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary,
(iii) any violation of any Environmental Law with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances (it being understood that such indemnity shall not apply to the extent any such liabilities are finally determined by a court to have been caused by a Lender Party's involvement at such offsite location) or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company and the Borrower hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 13.13 shall survive repayment of the Loans, termination of the Commitments, cancellation of the Notes, expiration of the Drafting Agreements, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

         13.14 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibility to the Borrower or the

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

Company. Neither the Agent nor any Lender undertakes any responsibility to the Company or the Borrower to review or inform the Company or the Borrower of any matter in connection with any phase of the Company's or the Borrower's business or operations. Each of the Borrower and the Company agrees that neither the Agent nor any Lender shall have liability to the Borrower or the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and each of the Borrower and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower or the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         13.15 Consent to Jurisdiction. EACH OF THE BORROWER AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OF THE BORROWER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. EACH OF THE BORROWER AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         13.16 Waiver of Jury Trial. EACH OF THE BORROWER, THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         13.17 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary or by Circuit City, or by the Agent on the Company's or any Subsidiary's or Circuit City's behalf, under this

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Agreement or any other Loan Document, and neither such Lender nor any of its
Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary or Circuit City, except to the extent such information was or becomes generally available to the public other than as a result of disclosure by such Lender or was or becomes available on a non-confidential basis from a source other than the Company, a Subsidiary or Circuit City (provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process, when required to do so in accordance with the provisions of any applicable requirement of law, (C) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party, (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (E) to such Lender's independent auditors and other professional advisors, (F) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (G) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company, any Subsidiary or Circuit City is party or is deemed party with such Lender or such Affiliate, (H) to its Affiliates and (I) to any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

         SECTION 14. GUARANTY.

         14.1 The Guaranty. The Company hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to the Lenders and the Agent, and to each of them, the due and punctual payment, observance and performance of all of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to the terms hereof and thereof, and the Company hereby unconditionally and irrevocably agrees to cause payment or performance of the Guaranteed Obligations to be made punctually as and when the same shall become due upon demand. This guaranty shall be of payment and performance and not of collection merely.

         14.2 Guaranty Unconditional. The obligations of the Company under this
Section 14 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to any Loan Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any Guarantee or other liability of any third party, for any Guaranteed Obligation;

                  (d) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

                  (e) the existence of any claim, setoff or other right which the Company may have at any time against the Borrower, the Agent, any Lender or any other Person, whether or not arising in connection with the Loan Documents;

                  (f) any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of the whole or any provision of any Loan Document, or any provision of applicable law purporting to prohibit the payment or performance by the Borrower of the Guaranteed Obligations; or

                  (g) any other act or omission of any kind to act or delay by the Borrower, any other Loan Party, the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 14.2, constitute a legal or equitable discharge of the obligations of the Company under this Section 14.

         14.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Section 14 shall remain in full force and effect until all of the Commitments shall have expired or been terminated and all of the Guaranteed Obligations shall have been paid in full in cash. If at any time all or any part of any payment previously applied to any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the obligations of the Company under this Section 14 with respect to such payment shall be reinstated at such time as though such payment had not been made at such time.

         14.4 Waiver. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any collateral. The Company hereby expressly waives (a) notice of the acceptance by the Agent or any Lender of this Section 14 and (b) notice of the existence or creation or nonpayment of all or any of the Guaranteed Obligations.

         14.5 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent.

         14.6 Delay of Subrogation. Notwithstanding any payment made by or for the account of the Company pursuant to this Section 14, the Company shall not be subrogated to any right of the Agent or any Lender until such time as the Agent and each Lender shall have received final payment in cash of the full amount of the Guaranteed Obligations.

         Delivered at Detroit, Michigan as of the day and year first above written.

                                          CARMAX AUTO SUPERSTORES, INC.

                                          By /s/ Keith D. Browning
                                             -----------------------------------
                                               Title Executive VP and CFO
                                                    ----------------------------

                                          CARMAX, INC.

                                          By /s/ Keith D. Browning
                                             -----------------------------------
                                               Title Executive VP and CFO
                                                    ----------------------------

                                          DAIMLERCHRYSLER SERVICES NORTH
                                          AMERICA LLC, as Agent and as a Lender

                                          By /s/ R. D. Knight
                                             -----------------------------------
                                               Title V.P. Credit
                                                    ----------------------------

                                          TOYOTA MOTOR CREDIT CORPORATION,
                                          as a Lender

                                          By /s/ P. Reid Boozer
                                             -----------------------------------
                                               Title National Accounts Mgr.
                                                    ----------------------------

                                                                       EXHIBIT A

                                     FORM OF
                                      NOTE

____________,                                                               200_
                                                               Detroit, Michigan

         The undersigned, for value received, promises to pay to the order of ____________________ (the "Lender") at the principal office of DaimlerChrysler Services North America LLC (the "Agent") in Southfield, Michigan the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of February 10, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, CarMax, Inc., certain financial institutions (including the Lender) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is made under and governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

                                          CARMAX AUTO SUPERSTORES, INC.
                                          By:___________________________________
                                               Title:___________________________

            Schedule attached to Note dated __________________, 200_
                        of CARMAX AUTO SUPERSTORES, INC.
                payable to the order of ________________________

                                          Unpaid
Date and Amount of  Date and Amount of   Maturity  Principal  Notation
      Loan               Repayment         Date     Balance    Made by
------------------  ------------------   --------  ---------  --------

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

         I, _______________, the duly elected, qualified and acting [Chief Financial Officer/Treasurer] of CarMax, Inc., a Virginia corporation (the "Company"), DO HEREBY CERTIFY, pursuant to Section 9.1.3 of the Amended and Restated Credit Agreement dated as of February 10, 2003 (as amend, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in, and Section references are to, the Credit Agreement ) among CarMax Auto Superstores, Inc., the Company, the financial institutions named therein and DaimlerChrysler Services North America LLC, as Agent for the Lenders, as follows:

         Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at [_____________], 200[__] (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

         A review of the activities of the Company during the Fiscal Quarter ended has been made under my supervision, and the Company has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement and no Event of Default or Unmatured Event of Default exists.

         Set forth below are computations in reasonable detail, as of the end of ________, of compliance with Section 9.6 of the Credit Agreement:

I.       Current Ratio (Section 9.6.1)

         A.    Consolidated Current Assets:

         B.    Consolidated Current Liabilities:

         C.    Permitted Ratio of A to B: Not less than 1.5:1.0.

               RATIO:

II.      Ratio of Total Liabilities to Consolidated Tangible Net Worth
         (Section 9.6.2)

         A.    Total Liabilities:

         B.    Consolidated Tangible Net Worth:

               1.       Stockholder's equity:

               2.       MINUS Asset write-up:

               3.       MINUS Treasury stock:

               4.       MINUS Intangibles:

               5. MINUS Net capital contributions to and Investments in Unrestricted Subsidiaries (to the extent not otherwise eliminated in the consolidation of the balance sheet of the Company and its Subsidiaries):

               6.       TOTAL:

         C.    Permitted Ratio of A to B: Not greater than 2.0:1.0.

               RATIO:

III.     Fixed Charge Coverage Ratio (Section 9.6.3)

         A.    Net Income:  Date and Amount of Date and Amount of

               1.       MINUS Gains from Asset Sales:

               2.       MINUS EXTRAORDINARY GAINS:

               3.       MINUS Gains from Discontinued Operations:

               4.       TOTAL (Consolidated Net Income):

         B.    EBITDAR:

               1.       Consolidated Net Income (Item III.A.4):

               2.       PLUS Interest Expense:

               3.       PLUS Rental Expense:

               4.       PLUS Income Tax Expense:

               5.       PLUS Depreciation:

               6.       PLUS Amortization:

               7.       TOTAL (EBITDAR):

         C.    Adjusted EBITDAR:

               1.       EBITDAR (Item III.B.7):

               2.       MINUS Income Taxes Paid:

               3. MINUS Capital Expenditures (other than Financed Capital Expenditures):

               4.       TOTAL (Adjusted EBITDAR):

         D.    Interest Expense:

         E.    Rental Expense:

         F.    TOTAL D PLUS E:

         G.    Permitted Ratio of C.4 to F: Not less than 1.25:1.0.

               RATIO:

IV.      Financed Capital Expenditures (Section 9.1.3)

         A.    Financed Capital Expenditures this period:

         B.    Aggregate Financed Capital Expenditures from Initial Closing
               Date:

         IN WITNESS WHEREOF, I have signed this certificate this ______ day of ______, 200__.

                                   CARMAX, INC.

                                   By:__________________________________________
                                      Name:
                                      Title: [Chief Financial Officer/Treasurer]

                                                                       EXHIBIT E

                     SUBORDINATION PROVISIONS APPLICABLE TO
                                SUBORDINATED DEBT

The indebtedness evidenced by the subordinated debt (the "Subordinated Debt") shall at all times be wholly subordinate and junior in right or payment to any and all Superior Indebtedness (as defined below) in the manner and with the force and effect hereafter set forth:

(a) In the event of any liquidation, dissolution or winding up of the Company/1/, or of any execution sale, receivership, insolvency, bankruptcy, reorganization or other similar proceeding relating to the Company or its property, all principal, interest, fees, reimbursement obligations and other amounts owing on all Superior Indebtedness shall first be paid in cash in full before any payment is made upon the indebtedness evidenced by the Subordinated Debt; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the same extent as the indebtedness evidenced hereby to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the Subordinated Debt shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof until such Superior Indebtedness shall have been paid or satisfied in cash in full.

(b) During the continuance of any default in any agreement pursuant to which any Superior Indebtedness is issued which arises from the failure to pay when due (whether by acceleration or otherwise) any principal of, premium, if any, interest on, fees or other amounts in respect of such Superior Indebtedness (a "Superior Payment Default"), no payment of principal, premium or interest shall be made on the Subordinated Debt.

(c) During the continuance of any event of default or unmatured event of default in any agreement pursuant to which any Superior Indebtedness is issued other than a Superior Payment Default (a "Superior Non-Payment Default") as to which the Company has received notice in writing from any holder or holders of Superior Indebtedness, no payment of principal, premium or interest shall be made on the Subordinated Debt for a period (each, a "Payment Blockage Period") commencing on the date of receipt by the Company of such notice and terminating on the earliest to occur of the following dates: (i) the date of acceleration of the Superior Indebtedness, (ii) 180 days after the Company's receipt of such written notice, (iii) the date such Superior Non-Payment Default shall have been cured or waived, or shall have ceased to exist, (iv) the date the Superior Indebtedness shall have been discharged or paid in full in cash or (v) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the holder or holders of Superior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (ii), (iii), (iv) and (v), the Company shall resume making payments in respect of the Subordinated Debt, unless clause (a) or (b) above is then applicable.

----------
/1/ For purposes of this Exhibit, "Company" is the issuer of the Subordinated Debt.

(d) If the Subordinated Debt is declared or becomes due and payable because of the occurrence of any default thereunder or under the agreement or instrument under which it is issued or otherwise than at the option of the Company, under circumstances when clause (a) above shall not be applicable, the holders of the Subordinated Debt shall not be entitled to payments until sixty (60) days after such event and then only if such payment is permitted under clauses (a) and (b) above.

(e) The holder of the Subordinated Debt undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any right or claim pertaining to the Subordinated Debt and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of the Subordinated Debt so to do prior to thirty (30) days before the expiration to file such claim any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of the Subordinated Debt to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.

(f) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or any holder of Superior Indebtedness, or by any non-compliance by the Company with any term, provision or covenant of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

(g) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that the Subordinated Debt is declared due and payable before its expressed maturity because of the occurrence of a default thereunder or under the agreement under which it was issued, the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

"Superior Indebtedness" means all obligations of the Company under or in connection with the Amended and Restated Credit Agreement, dated as of February 10, 2003 among CarMax Auto Superstores, Inc., CarMax, Inc., various financial institutions and DaimlerChrysler Services North America LLC ("DCSNA"), as agent (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), whether for principal, interest (including any interest that would accrue after the filing of a petition initiating any bankruptcy, insolvency or like proceeding, whether or not such interest is an allowed claim enforceable against the debtor), fees, expenses or otherwise.

                                                                       EXHIBIT I

                       FORM OF BORROWING BASE CERTIFICATE

To: DaimlerChrysler Services North America LLC, as Agent

Ladies and Gentlemen:

         Please refer to the Amended and Restated Credit Agreement dated as of February 10, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among CarMax Auto Superstores, Inc. (the "Borrower"), CarMax, Inc. (the "Company"), various financial institutions and DaimlerChrysler Services North America LLC, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Agent and the Lenders that at the close of business on _____________, 200_ (the "Calculation Date"), the Borrowing Base/5/ was $________________, computed as set forth on the schedule attached hereto. The Company hereby further certifies and warrants that as of the close of business on the Calculation Date the aggregate final cost of all Securitization Repossessions was less than 1% of the Borrowing Base./6/

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ____________, 200_.

                                       CARMAX, INC.
                                       By:______________________________________
                                            Title:______________________________

--------
/5/ See definition of Borrowing Base - such term does not include Motor Vehicles subject to any Lien, other than Permitted Liens of the type described in clauses (i), (ii), (iii) and (x) of the definition of Permitted Lien. The Borrowing Base shall not include any Motor Vehicle securing a Transferred Receivable (as defined in the Security Agreement), which Motor Vehicle has been returned to, repossessed by or foreclosed on by the Company or any Subsidiary.

/6/ If the Company is unable to certify as set forth in this sentence, it must deduct the final cost of all Securitization Repossessions from the Borrowing Base.

                     SCHEDULE TO BORROWING BASE CERTIFICATE

                     Dated as of [________________________]

Location       Name         New        Used       Wholesale       Total
--------       ----         ---        ----       ---------       -----

TOTAL


                                      I-2